EXHIBIT 2.1

                  REAL ESTATE PURCHASE AGREEMENT


     THIS REAL ESTATE PURCHASE AGREEMENT is made and entered into as of January 27, 1998 by and between (1) MARLTON KDA LIMITED
PARTNERSHIP, a New Jersey limited partnership (hereinafter referred to as "Seller") and (ii) LINPRO MARLTON CROSSING
COMMERCIAL LAND II, LIMITED PARTNERSHIP, A New Jersey limited partnership, a New Jersey limited partnership (hereinafter referred to as "Seller")

                       W I T N E S S E T H:

     WHEREAS, Seller is the record and beneficial owner of all that certain real property located in Evesham Township, Burlington County, New Jersey, as more particularly described on Exhibit A attached hereto (the "Land"), together with a shopping center containing approximately 141,795 square feet of rentable area and all other buildings and improvements situated thereon (collectively, the "Building"), all personal property and fixtures located therein (the "Personalty"), and all appurtenances, rights, licenses, leases, easements, permits, rights-of-way, tenements and hereditaments incident thereto (the "Additional Property") (the Land, Building, Personalty and Additional Property are hereinafter collectively referred to as the "Property"); and WHEREAS, Purchaser desires to purchase the Property from Seller and Seller desires to sell and transfer the same to Purchaser.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Purchase and Sale. Purchaser agrees to buy and Seller agrees to sell and convey the Property for and in consideration of the purchase price and upon the terms and conditions set forth herein.

     2.   Purchase Price.  The Purchase Price shall be
$12,350,000 as adjusted for closing or other adjustments herein provided, payable by cash or wire transfer of immediately available federal funds, as Seller may direct at Closing

3.       Deposit.

              (a) Within one (1) business day after the date of delivery to Purchaser of an original of this Agreement executed by Seller, together with completed Exhibits hereto (the date of such delivery by Seller being the "Acceptance Date"), Purchaser shall deliver to Chicago Title Insurance Company, 220 Commerce Drive, Suite 200, Fort Washington, Pennsylvania 19034 (the "Title Company"), as escrow agent, (i) either cash or (ii) an irrevocable, unconditional letter of credit with an expiration date that is one hundred thirty-nine days (139) from the date of this Agreement or later, in the amount of One Hundred Ten Thousand Dollars ($110,000.00) as a good faith deposit (the "Deposit"). The Deposit shall be held by the Title Company pursuant to the terms and conditions of this Agreement.

         (b) The Title Company will immediately provide Seller with written evidence of receipt of such Deposit. The Deposit shall be held by the Title Company pursuant to the terms and conditions of this Agreement.

         (c) In the event that, at any time prior to Closing, Seller or Purchaser provides Title Company with a certification (a copy of which shall be delivered contemporaneously to the other party) that the Seller or Purchaser, as the case may be, is entitled to the Deposit pursuant to the terms of this Agreement, Title Company shall deliver the Deposit to such party within five
(5) business days after receipt of said notice and upon 24-hours prior written notice to each party, unless the other party disputes such certification by written notice to Title Company (a copy of which shall be delivered contemporaneously to the other party) delivered within three (3) business days of Title Company's receipt of the initial certification. In such event, Title Company shall hold the Deposit pending resolution of such dispute.

         (d) The parties acknowledge that Title Company is acting solely as a stakeholder at their request and for their convenience, that Title Company shall not be deemed to be the agent of either of the parties, and Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard to this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Title Company's duties hereunder, except with respect to actions or omissions taken or suffered by Title Company in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Title Company.

     4. Closing. Except as otherwise provided in this Agreement, the purchase and sale contemplated herein shall be consummated at the "Closing," which shall take place on the date (the "Closing Date") specified by Purchaser on not less than ten
(10) days notice to Seller, provided that the Closing Date shall be on or before the earlier of (i) thirty (30) days following satisfaction of Purchaser's contingencies as set forth in Section 8 hereof or (ii) seventy-eight (78) days from the date of this Agreement. Purchaser shall have the right to one thirty (30) day extension of the Closing Date (the "Extension Option"). The Extension Option is exercised by Purchaser as follows:

         (i)  Purchaser must provide Seller with written notice
(the "Option Notice") of Purchaser's intention to exercise the Extension Option on or before five (5) business days prior to the Closing Date (the "Notice Date"); and

         (ii) Purchaser must deliver to the Title Company, as escrow agent, (i) either cash or (ii) an irrevocable, unconditional letter of credit with an expiration date that is one hundred thirty-nine days (139) from the date of this Agreement or later, in the amount of One Hundred Ten Thousand ($110,000) Dollars (the "Option Deposit") and provide Seller with evidence of the Option Deposit (that is reasonably satisfactory to Seller) on or before the Notice Date. The Option Deposit shall be deemed to be part of the Deposit and shall be held and delivered by the Title Company according to the terms of this Agreement.

The Closing shall take place at the offices of the Seller, or at such other place as may mutually agreed upon by Seller and Purchaser.

         5. Representations and Warranties of Seller. In order to induce Purchaser to enter into this Agreement and to purchase the Property, Seller hereby makes the following representations and warranties, each of which shall be deemed remade at Closing and shall survive Closing for a period of one (1) year (unless expressly provided that it will survive Closing without time limitation):

         (a) Authority of Seller. Seller is a limited partnership duly organized and existing and in good standing under the laws of the State of New Jersey. Seller has all necessary power and authority and has taken all necessary partnership or corporate action to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement. This Agreement is the valid and binding obligation of Seller, enforceable against it in accordance with its terms.

         (b) Title. Seller is the sole owner of fee simple title to the Property with the authority to sell and convey the Property to Purchaser without the consent of any other party, and such title is marketable and good of record and, to the best of Seller's knowledge, free and clear of all liens, encumbrances, covenants, conditions, restrictions and other matters affecting title, except for the Permitted Exceptions (as defined in Section 8(a)(iii)).

         (c) Compliance With Existing Laws. To the best of Seller's knowledge, the present use of the property is not in violation of applicable zoning laws and, ordinances. To the best of Seller's knowledge, there does not exist any notice of an uncorrected violation of the applicable housing, building, safety or fire ordinances.

         (d) Leases. True, correct and complete copies of all of the leases of the Property and any amendments thereto (collectively, the "Leases") have been delivered to Purchaser. Attached hereto as Exhibit B is a description of all of the Leases and a current rent schedule ("Rent Schedule") covering the Leases. There are no leases or tenancies of any space in the Property other than those set forth in Exhibit B or any subleases or subtenancies unless otherwise noted therein. Except as otherwise set forth in the Leases in Exhibit B or elsewhere in this Agreement:

              (i) The Leases are in full force and effect and are assignable by Seller to Purchaser;


              (ii) no renewal or expansion options have been granted to the tenants;

              (iii) to the best of Seller's knowledge, Seller is not in default under the Leases and has not received any notice of any default under the Leases;

              (iv) the rents set forth on the Rent Schedule are being collected on a current basis and there are no arrearages in excess of one month (other than as noted thereon) nor has any tenant paid any rent, additional rent or other charge of any nature for a period of more than thirty (30) days in advance;

              (v) all work for tenant alterations and other work or materials contracted for by Seller and any tenant has been completed, and all work and materials have been fully paid for;

              (vi) Seller has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and to the best of Seller's knowledge, no tenant is in default under its Lease;

              (vii) there are no security deposits other than those set forth in Exhibit B; and

              (viii) no brokers or other intermediaries are entitled to receive any leasing brokerage or other compensation out of or with respect to rents accruing under the Leases.

              (e) Service Contracts. Except as set forth in Exhibit C, to the best of Seller's knowledge there are no service contracts relating to the management, leasing, operation, maintenance or repair of the Property (the "Service Contracts"). True and correct copies of all of the Service Contracts have been delivered to Purchaser. No Service Contract which Purchaser notifies Seller that it agrees to assume will be terminated, amended, modified or supplemented prior to the Closing Date without Purchaser's prior written approval; otherwise, Service Contracts will be terminated as of the Closing Date.

              (f) Tax Bills. Attached hereto as Exhibit D are true and correct copies of tax bills issued by any applicable federal, sta te or local governmental authority to Seller with respect to the Property for the most recent past and current tax years, and any new assessment received with respect to a current or future tax year. As of the date of this Agreement, Seller has received no notice of any special assessment with respect to a current or future tax year.

              (g) Insurance. Attached hereto as Exhibit E are certificates of all hazard, liability and other insurance policies presently affording coverage with respect to the
Property.   Seller shall maintain in full force and effect all
such policies until the Closing Date and shall cause its insurer to name Purchaser as an additional insured as a contract party on its rent loss policy with respect to the Property.

              (h) Condition. Possession of Property shall be delivered to Purchaser at Closing in "as is, where is" condition as of the date of Purchaser's execution of this Agreement, and Purchaser is relying solely on its own investigations, inspections and business judgment as to the condition of the Property.

              (i)  Intentionally Omitted.

              (j) Condemnation Proceedings. Seller has received no written notice that any condemnation or eminent domain proceedings are pending or, to the best of Seller's knowledge, threatened against the Property or any part thereof, and Seller has made no commitments to and has received no written notice of the desire of any public authority or other entity to take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes.

              (k) Litigation. Except as provided in Exhibit F, no litigation is pending or, to the best of Seller's knowledge, threatened, including administrative actions or orders relating to governmental regulations, affecting the Property or any part thereof or Seller's right to sell the Property.

                   (1)  No Defaults.  Neither the execution of
this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Seller is a party or by which the Property is bound, (ii) violate any restriction, requirement, covenant or condition to which the Seller is subject or by which the Property is bound, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order, or (iv) result in the cancellation of any lease pertaining to the Property.

              (m) Hazardous Waste. Seller has no knowledge of any discharge, spillage, uncontrolled loss, seepage, filtration, soluble, friable or uncontrolled presence (a "Spill") of oil, petroleum or chemical liquids or solids, asbestos, PCBs, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time, collectively, "Hazardous Substances") at, upon, under or within the Land or any contiguous real estate. To the best of Seller's knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of the Property.

         (n) Certificates of Occupancy. To the extent available, attached hereto as Exhibit G are true and correct copies of the certificates of occupancy for all of the Property.
Seller will not amend such certificates and will maintain them in full force and effect.

         (o) Licenses and Permits. Attached hereto as Exhibit H are true and correct copies of the required permits and/or licenses (collectively, the "Licenses") which are necessary for the ownership and operation of the Property. Seller has received no notice, nor has any knowledge, that it is lacking any required Licenses which are necessary for the ownership and operation of the Property.

         (p)  Operating Statements.  Attached hereto as Exhibit
I are true and correct copies of the year-end operating statements of the Property for 1995, 1996 and 1997 and, such operating statements fairly present the operating results of the Property for the periods indicated.

         (q) Personal Property. Attached hereto as Exhibit J is a true, correct and complete inventory of all personal property ("Personal Property"), if any, used in the management, maintenance and operation of the Property (other than trade fixtures or personal property of tenants).


         For the purposes of the representations and warranties of Seller set forth in this Agreement, the words "to the best of Seller's knowledge"or "knowledge" shall be limited to being the actual knowledge and information (as distinguished from, and shall exclude, constructive knowledge or receipt of constructive notice) of those persons, including, without limitation, Jeffrey
M. Rotter, currently employed by Seller or its affiliates who are responsible for the current management and operation of the Property, and shall not include any information which Seller or its agents, counsel, directors, officers or employees, management companies or leasing agents, as a reasonably prudent person, should reasonably have known, and shall expressly exclude any state of facts or matters of which Purchaser has actual knowledge as of the Closing Date (provided that such inaccuracy of any representation was not due to the willful misconduct or bad faith of Seller).

         6. Obligations of Seller Pending Closing. From and after the date of this Agreement through the Closing Date, Seller covenants and agrees as follows:

         (a) Maintenance and Operation of Premises. Seller will cause the Property to be maintained in its present order and condition, normal wear and tear excepted, and will cause the continuation of the normal operation thereof, including the marketing of the shopping center, the maintenance of the roof in a water-tight condition and repair of fixtures and equipment, and the continuation of the normal practice with respect to maintenance and repairs so that the Property will, except for normal wear and tear, be in substantially the same condition on the Closing Date as of the Acceptance Date.

         (b) Licenses. Seller shall use commercially reasonable efforts to preserve in force all Licenses and to cause those expiring to be renewed.

         (c) Changes in Representations. Seller shall notify Purchaser promptly, and Purchaser shall notify Seller promptly, if either becomes aware of any occurrence prior to the Closing Date which would make any of its representations, warranties or covenants contained herein not true in any material respect.

         (d) Obligations as to Leases. Seller shall not, without Purchaser's prior written consent (which consent shall not be unreasonably withheld or delayed), amend, modify, renew or extend any Lease in any respect unless required by law, or enter into new leases or approve any assignment of leases or subletting of leased space, or terminate any Lease. Seller hereby further agrees that if any space is vacant on the Closing Date, Purchaser shall accept the Property subject to such vacancy, provided that the vacancy was not permitted or created by Seller in violation
of any restrictions contained in this Agreement.   Prior to
Closing, Seller shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Property or defaulted under its Lease.

         (e) Tenant Estoppel. Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser prior to Closing, a tenant estoppel letter substantially in the form attached hereto as Exhibit K (or such other form as required by Purchaser's mortgage lender or required by such tenant) from each of the tenants of the Property.

         7. Representations and Warranties of Purchaser. In order to induce Seller to enter into this Agreement and to sell the Property, Purchaser hereby makes the following representations and warranties, each of which is material and shall survive Closing, notwithstanding any investigation at any time made by or on behalf of Seller:

         (a) Authority of Purchaser. Purchaser is a limited partnership duly organized and existing and in good standing under the laws of the State of Delaware. Purchaser has all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement. This Agreement is the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

         (b) No Defaults. Neither the-execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Purchaser is a party,
(ii) violate any restriction, requirement, covenant or condition to which Purchaser is subject, and (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order.

         (c) Contacts with Tenants. Purchaser shall not contact any tenant of the Property without the consent of Seller.

         (d) Third Party Reports. If this Agreement shall be terminated by either party, Purchaser shall delivery to Seller
(at Seller's request and without cost to Seller) copies of applications, licenses, permits, plans, drawings, surveys, reports, studies, tests, analyses and other documents obtained by Purchaser from third parties with respect to its potential purchase of the Property.

         8.   Conditions Precedent to Closing.

         (a) It shall be a condition precedent of Purchaser's obligation to make a full settlement hereunder that each and every one of the following conditions shall exist on the Closing Date provided, however, that Purchaser shall have the right to waive any such condition in writing:

              (i) Representations and Warranties. Seller's representations and warranties hereunder shall be true and correct in all material respects in the same manner and with the same effect as though such representations and warranties had been made on and as of the Closing.

              (ii) Zoning. No proceedings shall have occurred or be pending to change, redesignate or redefine the zoning classification of the Property to a more restrictive classification than presently exists on the date of Purchaser's execution of this Agreement.

              (iii) Title. Title to the Property shall be marketable, good of record, and insurable by the Title Company, pursuant to a full coverage ALTA Form-B (Rev. 1992) owner's title insurance policy in the amount of the Purchase Price (or an unconditional commitment therefor) without any exceptions ("Printed form" or otherwise) other than the Permitted Exceptions, and in addition, providing affirmative coverage insuring against any mechanic's or materialmen's lien arising from goods, labor or materials provided to the Property prior to
the Closing Date.   Promptly after the date of execution of
this Agreement by Seller, Purchaser shall, at its sole cost and expense, request an interim title binder from the Title Company and within ten (10) days after receipt thereof shall notify Seller of any reasonable objection of any exceptions to title to the Property which are unacceptable to Purchaser. The "Permitted Exceptions" are the lien of current real estate taxes and special assessments not yet due and payable and all exceptions shown on the title binder which are not objected to by Purchaser within the aforementioned ten (10) day period. Purchaser shall take title to the Property subject to all Permitted Exceptions. Seller may, at its sole option and its sole expense, correct such exceptions which are objected to by Purchaser within the aforementioned ten (10) day period at least thirty (30) days prior the Closing Date; provided however, that notwithstanding anything to the contrary, Seller shall, at or prior to Closing, cause all mortgages, deeds of trusts, financing statements, mechanics liens, judgement liens and other matters that may be satisfied by a liquidated sum (the "Liquidated Exceptions") to be satisfied and released of record or bonded over or to provide an indemnity or other assurance to the Title Company so as to permit the Title Company to issue the owner's title insurance policy required above (provided Seller is diligently pursuing resolution of such encumbrances). If Seller elects to eliminate any such exceptions, Seller may extend the Closing Date for an additional reasonable period of time, not to exceed thirty (30) days from the Closing Date. If Seller is unable or does not desire to eliminate any of the exceptions, Seller shall notify Purchaser within five (5) days of Purchaser's notice to Seller; otherwise Seller shall be deemed to have elected to eliminate such exceptions. Upon receipt of such notice, Purchaser shall have the option to either (i)terminate this Agreement, or (ii) close on the purchase of the Property and waive such defects in title other than the Liquidated Exceptions and those exceptions which Seller has agreed to eliminate. In the event of termination of this Agreement, Seller and Purchaser shall be relieved of all liabilities under this Agreement and the Deposit shall be returned to Purchaser. If Purchaser does not terminate this Agreement, Purchaser shall be deemed to have waived all objections to such matters other than the Liquidated
Exceptions and those exceptions which Seller has agreed to eliminate.

              (iv) Existing Mortgages. Seller shall have delivered to the Title Company such releases or other instruments necessary to release of record and beneficially any and all existing mortgages, deeds of trust, financing statements or other security documents affecting the Property (collectively, the "Existing Mortgages").

              (v) Survey. If Purchaser shall have obtained a current ALTA survey for the Property, such survey shall show no gaps or gores in the Property boundary and no easements or other matters which would adversely affect the current use of the Property. Within thirty (30) days of the complete execution hereof, Purchaser shall obtain such survey, at its expense, and shall give Seller written notice of any such matters which are objectional. Seller shall remedy such objectional matters by the Closing Date. If Purchaser fails to give Seller written notice of objectional matters within such thirty (30) day period, Purchaser shall be deemed to have waived the condition contained in this clause (v).

              (vi) Environmental.    As of the Closing Date,
there shall have occurred no Spill of Hazardous Substances at the Property nor shall there exist any condition relating to the environmental condition of the Property which would adversely affect Purchaser's use of the Property, which would increase the cost to Purchaser of any intended repair or upgrade
at the Property or which materially violates any applicable law or regulation (an "Environmental Condition). On or before 5:00 p.m. of the date which is thirteen (13) days from the date of this Agreement, Purchaser shall have an environmental audit of the Property performed, at its expense. If Purchaser identifies any such Spill or Environmental Condition, Purchaser shall give written notice to Seller, together with a copy of such audit, requesting that Seller remedy such Spill or
Environmental Condition ("Environmental Notice").   Seller shall
have a period of ten (10) business days from receipt of the Environmental Notice within which to send Purchaser a written notice electing to either remedy such Spill or Environmental Condition (which may include giving Purchaser a credit against the Purchase Price in the amount of the estimated cost of such remedy as determined by Purchaser's environmental audit) or terminate this Agreement ("Environmental Election Notice"). If Seller's Environmental Election Notice elects to terminate this Agreement, Purchaser shall have a period of five (5) business days within which to withdrawal its Environmental Notice, waive the condition contained in this clause (v) and proceed to Closing. If Purchaser fails to give an Environmental Notice on or before 5:00 p.m. of the date which is thirteen (13) days from the date of this Agreement, it shall be deemed to have waived the condition contained in this clause (vi).

              (vii) Performance by Seller. Seller shall have complied with and not be in breach of any of its covenants or obligations under this Agreement.

              (viii) Tenant Estoppels. On or before the date of Closing, Purchaser shall have received (A) a tenant estoppel letter substantially in the form attached hereto as Exhibit K from, at a minimum tenants satisfying the requirements described on Exhibit K-1 (or from such tenants and in such form as required by Purchaser's mortgage lender), confirming the information set forth in Section 5(d) and in the Lease and Rent Schedule attached hereto as Exhibit B for such tenants and containing no material changes from the Rent Schedule, and (B) any subordination and attornment agreements required by Purchaser's mortgage lender.

              (ix) Structural Condition.    On or before 5:00
p.m. of the date which is thirteen (13) days from the date of this Agreement, Purchaser shall obtain, at its sole cost and expense, a structural engineering report (the "Report") for the Building. The Report shall be prepared by an independent professional engineering firm chosen by Purchaser. In the event the Report identifies one or more Structural Defects (as defined below) and the estimated cost to remedy such Structural Defects, in the aggregate, exceeds the amount of 1.75% of the purchase price then Purchase shall give written notice to Seller, together with a copy of the Report, requesting that Seller remedy such Structural Defects in the aggregate (the "Structural Notice"). The term "Structural Defect" shall mean any structural repairs or replacements of the Building but shall not include ordinary repairs, individual deferred maintenance items under $10,000, normal wear and tear, and/or repairs or improvements as they may pertain to future tenants. Seller shall have a period of ten
(10) business days from receipt of the Structural Notice within which to send Purchaser a written notice electing to either remedy such Structural Defect (which may include giving Purchaser a credit against the Purchase Price in the amount of the estimated cost of such remedy) or terminate this Agreement ("Structural Election Notice"). If Seller's Structural Election Notice elects to terminate this Agreement, Purchaser shall have a period of five (5) business days within which to withdraw its Structural Notice and waive the condition contained in this clause (ix). If Purchaser fails to give a Structural Notice on or before 5:00 p.m. of the date which is thirteen (13) days from the date of this Agreement, it shall be deemed to have waived the condition contained in this claus (ix).

         (b) Failure of Condition. In the event of the failure by the Closing Date (or such earlier date as may be set forth in a specific clause of Section 8(a) above) of any condition precedent set forth above, then Purchaser, at its sole election, may (a) terminate this Agreement, in which event the Deposit shall be returned to Purchaser and, except as otherwise provided in Paragraph 17 hereof, neither party shall have any further obligations or liabilities to the other; or (b) waive such conditions and proceed to Closing.

         (c) It shall be a condition precedent of Seller's obligation to make a full settlement hereunder that each and every one of the following conditions shall exist on the Closing Date.

              (i) Representations and Warranties. Purchaser's representations and warranties hereunder shall be true and correct in all material respects in the same manner and with the same effect as though such representations and warranties has been made on and as of the Closing.

         9. Leasing Brokerage and Property Management Agreements. Seller shall have terminated any and all leasing, brokerage and property management agreements with respect to the Property effective as of the Closing. Except as provided in Section 12 (e), all responsibility for dealings with any such brokers, including the payment of any claims (if deemed warranted by Seller) shall be the sole responsibility of Seller. Seller agrees that it will indemnify and hold Purchaser, its successors, assigns, partners, agents and employees, harmless against any such claims and/or losses which might be incurred by such indemnities in connection with any additional and/or contingent leasing commissions or fees or management fees. The provisions of this Section 9 shall survive Closing without time limitation.

         10. Seller's Deliveries. Seller shall execute, acknowledge and deliver to Purchaser at the Closing the following documents, dated on the Closing Date:

              (a) a special warranty deed, in form and substance satisfactory to Title Company, conveying good and marketable fee simple title to the Property, free and clear of all liens, encumbrances, easements and restrictions except for the Permitted
Exceptions;

              (b) a special warranty bill of sale which shall convey to Purchaser, without warranty as to its condition, in an "as-is" and "where-is" condition, good title to all the Personalty, free and clear of all liens, security interests and encumbrances;

              (c)  an affidavit setting forth that all of
Seller's representations and warranties are true and correct in all material respects on the Closing Date;

              (d) an assignment and assumption of the Leases, security deposits, and all guarantees, if any, executed in connection therewith, together with all originally executed Leases, security deposits and guarantees, if any, shall be assigned to Purchaser;

              (e) an assignment and assumption of Licenses, permits and Service Contracts, if any, which are to be assumed by Purchaser at Purchaser's request, together with the originally executed Service Contracts and Licenses which are to be assumed;

              (f) a schedule updating the Rent Schedule and setting forth all arrearages in rents and all prepayments of rents;

              (g) copies of books, records, operating reports, files and other materials related to the ownership, use and operation of the Property, to the extent that any exist and are in the possession of Seller, which obligation shall survive Closing;

         (h)  Tenant estoppel letters as required in Section 8(a)
(viii);

          (i) an original letter executed by Seller advising the tenants of the sale of the Property to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct;

          (j) possession of the Property in the condition required by this Agreement, and the keys therefore;

         (k) the Certification of Non-foreign Status as provided in Treas. Reg. 1. 1445-2T(b)(2)(iii)(B) or in any other form as may be required by the Internal Revenue Code or the regulations issued thereunder;

         (1) such other items and instruments, at no additional cost or expense to Seller, as shall be required by the Title Company in connection with the issuance of its title insurance policy to Purchaser pursuant to Section 8(a) (iii) (including customary Seller's or owner's affidavit);

         (m) any and all documents necessary to release the letter of credit constituting the Deposit from escrow with the Title Company and to have said letter of credit returned to Purchaser;

         (n) a letter from the New Jersey Department of Environmental Protection confirming that the New Jersey
Industrial Site Recovery Act does not apply to a conveyance of the Property; and

         (o) any other documents required by this Agreement to be delivered by Seller.

         11.  Purchaser's Performance.  At Closing,
simultaneously with the deliveries of Seller pursuant to the provisions of Paragraph 10, Purchaser shall pay to Seller the Purchase Price in the manner specified in Paragraph 2, whereupon the Deposit, and any interest accrued thereon, shall be returned
to Purchaser by the Title Company.   Purchaser shall also execute
and deliver to Seller an assignment and assumption of Leases and such other documents reasonably requested to effectuate the purposes of this transaction.

         12. Settlement Charges, Prorations and Adjustments. Purchaser shall pay for thetitle examination, the title insurance premium, notary fees,recording fees (i.e., per pagecharges) and other such charges incident to Closing. The cost ofpreparation of the deed forthe Property shall be borne by Seller. Any real estate transfertaxes in connection with thistransaction shall be borne equally by Seller and by Purchaser. Purchaser and Seller shall eachpay its own legal fees related to the preparation of thisAgreement and all documents requiredto settle the transaction contemplated hereby. Provided,however, that in the event Purchaseris permitted to and does assign its rights under this Agreementand such assignee makesadditional payments of any kind in connection with suchassignment of this Agreement, Purchaser shall be solely responsible for any additional transfer taxes assessed as a result thereof and Purchaser shall pay such additional taxes at settlement and recording of the deed;
Seller shall have no liability for any taxes assessed based on any consideration greater than the Purchase Price, and Purchaser shall indemnify Seller for any such additional taxes. In addition to the foregoing, at the Closing, the following adjustments and prorations shall be computed as of the Closing Date and the Purchase Price shall be adjusted to reflect such prorations, as follows:

         (a) Taxes. Real estate and personal property taxes shall be apportioned as of the Closing Date.

         (b) Assessments. All special assessments and other similar charges which have become a lien upon the Property or any part thereof and are due and payable on or before the last day of the Feasibility Period, if any, shall be paid in full by Seller at the Closing. All other special assessments or similar charges shall be adjusted as of the Closing Date, if possible; otherwise, they shall be the responsibility of Purchaser after Closing.

         (c) Rent. Rent for the month of Closing and any month after Closing collected by Seller prior to Closing shall be apportioned as of the Closing Date. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first, to the payment of current rent then due; (b) second, to delinquent rent for any period after the Closing Date; and (c) third, to delinquent rent for any period prior to the Closing Date. Such delinquent rent shall be paid to Seller within thirty (30) days of receipt by Purchaser.
Purchaser does not guarantee or undertake any obligation to sue or take other action for collection of arrearages in rents due from tenants as of the Closing Date; provided, however, Seller shall have the right to pursue and collect such delinquent rents by any remedies available to it at law or equity. If rents or any portion thereof received by Seller or Purchaser after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, if any, shall be promptly paid to the other party, which obligation shall survive the Closing.

              If any tenants are required to pay percentage rents, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall promptly pay to Seller Seller's proportionate share thereof, provided that, Purchaser has been paid current rent, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, if any, if and when the tenant paying the same has made such payments of Additional Rent then due to Purchaser pursuant to the tenant's Lease, which obligation shall survive the Closing.

         (d) Miscellaneous. All other charges and fees customarily prorated and adjusted in similar transactions, including utilities, insurance premiums and charges for Service Contracts to be assumed by Purchaser, shall be prorated as of the Closing Date. In the event that accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable or the amount to be adjusted is not yet ascertainable (as, for example, in the case of utility bills) the parties shall prorate on the best available information, subject to further adjustment promptly upon receipt of the final bill or upon completion of final computations. Seller agrees that an appropriate amount in respect of water consumption charges may be held in escrow by the Title Company in connection with its issuance of a title insurance policy to Purchaser. Seller shall use commercially reasonable efforts to have all utility meters read on the Closing Date so as to accurately determine its share of current utility bills.

                   (e)  Leasing Commissions, Etc.  Seller shall
be reimbursed at the Closing for the full amount of any leasing commissions or tenant improvement costs paid by Seller pursuant to any new, expanded or renewed lease for space in the Property executed by Seller after the date of this Agreement and consented to by Purchaser pursuant to this Agreement.

                   (f) Commission Credit. Seller shall give to Purchaser at Closing a credit against the Purchase Price in the amount of $3,114 for the leasing commission due with respect to the tenant which has agreed to lease the space formerly occupied by Baskin Robbins.

     13. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty until recordation of the deed of conveyance shall be borne by Seller. If prior to Closing (i) condemnation proceedings are commenced against all or any portion of the Property, or (ii) if the Property is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be Two Hundred Fifty Thousand Dollars
($250,000.00) or more, or (iii) if the Property is damaged by an uninsured risk, or (iv) the Property becomes subject to litigation which may deprive Purchaser of any material benefit to which it would become entitled pursuant to this Agreement, then Purchaser shall have the right, upon notice in writing to the Seller delivered within thirty (30) days after actual notice of such condemnation or fire or other casualty or litigation, to terminate this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other and the Deposit shall be refunded to Purchaser. If Purchaser does not elect to terminate this Agreement, or in the event of fire or other casualty not giving rise to a right to terminate this Agreement by Purchaser, this Agreement shall continue in full force and effect and the Purchaser Price shall not be reduced except as hereinafter set forth, but Purchaser shall be entitled to an assignment of Seller's share of (i) the proceeds of fire or other casualty insurance and (ii) that portion or any rent insurance proceeds payable with respect to the period after Closing or (iii) proceeds of the condemnation award, as the case may be, and Seller shall have no obligation to repair or restore the Property; provided, however, that the Purchase Price shall be reduced (but only if the total insurance proceeds are less than the Purchase Price) by an amount equal to
(a) the "deductible" applied by Seller's insurance policy, or (c) if Seller is self-insured, the cost of repairing such damage. If Purchase elects not to terminate this Agreement, Purchaser shall have the right to participate in the negotiation and settlement of any litigation, casualty or condemnation-related claim.

     14.  Inspection of Property.

          (a) Purchaser's Right of Inspection. Purchaser shall have the right, at its own risk, cost and expense, at any time or times prior to Closing (upon at least 24 hours prior verbal notice to Seller and during reasonable hours and with a representative of Seller, if required by Seller), to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, or any tests, investigations and/or studies relating to the Property or Purchaser's intended acquisition thereof which Purchaser deems appropriate, in its sole discretion. Purchaser shall further have complete access to all documentation, agreements and other information in the possession of Seller related to the ownership, use and operation of the Property, to the extent it is readily available to Seller, and shall have the right to make copies of same. Purchaser agrees to repair any damage to the Property that may be caused by its inspections and to indemnify and defend Seller and its partners, affiliates, agents and employees, and hold Seller and its partners, affiliates, agents and employees harmless against any property damage or physical injury suffered as a result of such inspections, investigations, studies or tests. Purchaser agrees not to enter upon the Property until such time as Purchaser has furnished Seller with evidence of a commercial general liability insurance policy with an insurer reasonably satisfactory to Seller covering any activities of Purchaser on the Property and containing limits of liability reasonably satisfactory to Seller.

              (b) Audit. Seller hereby agrees to allow its books and records related to the Property to be audited (at Purchaser's sole expense) by an independent, certified public accounting firm selected by Purchaser, and Seller will cooperate and cause its employees and other agents to cooperate in such auditing process, including any customary certifications required by the auditors. Purchaser shall provide Seller with prior notice of such audit.

         15.  Indemnifications.

         (a) Indemnification by Seller. Seller hereby indemnifies and agrees to defend and hold harmless Purchaser and its partners, affiliates and subsidiaries, and any officer, director, employee or agent of any of them, and their respective successors and assigns, from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Purchaser or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from (a) any breach of any covenant, representation, warranty or agreement on the part of Seller made herein or in any instrument or document delivered pursuant to this Agreement, and/or (b) any third party claim relating to or arising out of any contract, agreement, debt or other obligation, or encumbrance or other occurrence (other than encumbrances expressly approved by Purchaser and other than occurrences which are the subject of the representations and/or warranties covered by Section 5(m) above) created, arising or accruing prior to the Closing Date, regardless of when asserted and relating to the Property or its operations, provided such claim is derived from an occurrence or breach which took place prior to Closing. The foregoing indemnifications set forth in this Section 15(a) shall survive Closing without time limitation (other than indemnification for breach of representation or warranties on the part of Seller made herein which are subject to a limited survival period under this Agreement, in which case the survival of such indemnification shall be limited to the survival period of such representation or warranty).

              (b) Indemnification by Purchaser. Purchaser hereby indemnifies and agrees to defend and hold harmless Seller and its partners and subsidiaries, and any officer, director, employee or agent of any of them, and their respective successors and assigns, from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Seller as a result of, on account of or arising from
(a) any breach of any covenant, representation, warranty or agreement on the part of Purchaser made herein or in any instrument or document delivered pursuant to this Agreement, and/or (b) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence created, arising or accruing on or after the Closing Date and relating to the Property or its operations. The foregoing indemnifications set forth in this Section 15 (b) shall survive closing without time limitation.

         16. Brokerage Commission. Seller and Purchaser represent and warrant to each other that no brokerage fee or real estate commission is or shall be due or owing in connection with this transaction, and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of-any other broker or agent so claiming based on action or alleged action of the indemnifying party. The Legislature of the Commonwealth of Pennsylvania has established a Real Estate Recovery Fund. The purpose of the Fund is to compensate persons who obtain a judgment because of fraud, misrepresentation or deceit of an agent. For further information call (717) 783-3658.

         17.  Default Provisions: Remedies.

         (a) Purchaser's Default. If Purchaser shall default in performance of its obligations under this Agreement, and such default is not cured within five (5) days after written notice thereof from Seller, or fails to consummate the purchase and sale contemplated herein when required to do so pursuant to the provisions hereof, then the Title Company shall deliver the Deposit to Seller as full and complete liquidated damages, and as the exclusive and sole right and remedy of Seller, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party. Notwithstanding the foregoing, Purchaser agrees that Purchaser not be exculpated from any personal liability with respect to the indemnifications set forth in Section 14(a) hereof.

                   (b)  Seller's Default.  Except for any
breaches waived in writing by Purchaser, if Seller has breached any of its covenants or obligations under this Agreement or has failed, refused or is unable to consummate the purchase and sale contemplated herein by the Closing Date or if any of the representations and warranties made by Seller under this Agreement shall be inaccurate or incorrect, then Purchaser shall be entitled to as its sole and exclusive remedies to either (i) waive such breach, default or failure, (ii) extend the Closing for such reasonable time or times as may be necessary in order to enable Seller to remedy such breach, default or failure, (iii) terminate this Contract and obtain the return of the Deposit, or
(iv) pursue an action for specific performance. In the event that Purchaser elects to pursue specific performance and Purchaser prevails in such litigation, Seller shall be obligated to pay all reasonable legal fees, costs and expenses incurred by Purchaser.

         18.    Miscellaneous Provisions.

              (a) Completeness and Modification. This Agreement (together with Exhibits A to K attached hereto) contains the entire agreement between Purchaser and Seller with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Agreement shall not be modified or amended except by an instrument in writing signed by all of the parties hereto.

              (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

              (c) Assignment. This Agreement shall not be freely assignable by Purchaser, without the consent of Seller provided that this Agreement may be assigned at Closing without Seller's consent to an operating partnership or other entity controlled by, controlling or under common control with Purchaser or which will be managed by principals of the Purchaser or which employ principals of the Purchaser.

              (d)  Waiver: Modification.  Failure by Purchaser or
Seller to insist upon or enforce any of its rights hereto shall not constitute a waiver or modification thereof.

              (e)  Governing Law.  This Agreement shall be
governed by and construed under the laws of the State of New
Jersey without regard to choice of law principles.

              (f) Headings. The headings are herein used for convenience or reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations and warranties herein set forth, or the scope of any provision hereof.

         (g) Continuing Documentation and Access. From and after Closing, Seller shall cooperate with Purchaser to provide all information in its possession concerning the ownership, use and operation of the Property (including the right to copy same at the expense of Purchaser) for purposes of any tax examination or audit or other similar purpose, subject to the agreements of Purchaser concerning confidentiality set forth herein.

         (h)  All Warranties Joint and Several.  Subject to
Section 17(a), each and every warranty, covenant, undertaking and agreement of Seller and Purchaser hereunder shall be deemed a joint and several warranty, covenant, undertaking and agreement of each person and entity, other than the limited partners of Purchaser and Seller, collectively comprising the Seller and Purchaser.

         (i) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

         (j) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by commercial courier, telecopy or overnight courier (e.g., Federal Express), against receipt, to the addresses indicated below:

              (i)  if to Purchaser:


                   Linpro Marlton Crossing Commercial Land II,
                     Limited Partnership
                   c/o LCOR Incorporated
                   300 Berwyn Park,
                   Plymouth Plaza, Suite 104
                   Berwyn, PA  19312
                   Attn:  Peter P. DiLullo
                   Fax:  (610) 640-0516


                   with a copy to:

                   Glenn L. Madere, Esquire
                   c/o LCOR Incorporated
                   300 Berwyn Park, Suite 115
                   Berwyn, PA  19312
                   Fax:  (610) 640-0516


               (ii) if to Seller:

                    Marlton KDA Limited Partnership
                    c/o CMS Affiliated Partners
                    Two Bala Plaza, Suite 300
                    Bala Cynwyd, PA  19004
                    Attn: John S. Green, Esquire, Jeffrey M.
                          Rotter and Ingrid R. Welch, Esquire
                    Telecopy: (215) 246-3068

               Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this Paragraph 18(j).

         (k) Business Day(s). A "business day" shall be Mondays through Fridays, less and excepting all legal holidays observed by the United States Government or the Government of the State of New Jersey. Any date specified in this Agreement which does not fall on a business day shall be automatically extended until the first business day after such date.

         (1)  Time of Essence.  TIME SHALL BE OF THE ESSENCE IN
THE PAYMENT OF ALL SUMS, PERFORMANCE OF ALL OBLIGATIONS, GIVING
OF ALL NOTICES AND THE EXERCISE OF ALL RIGHTS UNDER THIS
AGREEMENT.

         (m) Confidentiality. Before Closing, Purchaser shall not issue any press release or other publicity of any kind whatsoever with respect to this Agreement or any of the transactions contemplated hereby, without the prior written consent of Seller in each instance. Seller shall notify Purchaser of its consent or refusal within two (2) business days after Seller's requests for consent. Before Closing, Purchaser agrees that it will keep confidential, and will make reasonable efforts to have the respective partners, employees, officers, directors, shareholders, agents, counsel, accountants and affiliates of Purchaser, keep confidential, all information, records, materials and other data pertaining to the Property, including third party inspection reports, environmental audits and other consultant's reports, which was acquired or learned as a result of due diligence in connection with the transactions contemplated hereby, except (i) to the extent necessary to effect the transactions contemplated hereby, (ii) pursuant to compulsion by due process of law, (iii) in connection with the resolution of any dispute between Purchaser and Seller, or (iv) if such information was obtained, or is otherwise available, in the public domain or from other sources. The provisions of this paragraph shall survive the Closing and the termination of this Agreement.

         (n) Recording. Neither this Agreement nor any memorandum or assignment hereof shall be filed in any public place of record. If recorded, such recording shall not constitute constructive or other notice to any third party. The recording or attempt to record this Agreement or any memorandum or assignment hereof, by or on behalf of Purchaser, shall constitute a default of this Agreement by Purchaser and a waiver and release by Purchaser of all rights of Purchaser under this Agreement.

         (o) Except as expressly set forth in this Agreement in the documents to be delivered at Closing, Seller hereby expressly disclaims any and all warranties, express or implied, relating in any way to the Property, including, without limitation, any warranty provided for under statutory or common law or the uniform commercial code, including but not limited to warranties of merchantability and fitness for a particular purpose. Both Purchaser and Seller are acting at arm's length to protect their own interests, and both Purchaser and Seller shall use their own independent business judgment concerning the sale and purchaser of the Property. Purchaser shall complete to its satisfaction, all investigations, inspections and tests which Purchaser deems necessary.

     IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Purchase Agreement as of the day and year first written above.

                  PURCHASER:


                  LINPRO MARLTON CROSSING COMMERCIAL
                  LAND II, LIMITED PARTNERSHIP

                  By: /s/ Basil S. Donnelly

                      Basil S. Donnelly
                      Managing Trustee


                  Date of execution by
                  Purchaser: January 27, 1998

                  SELLER:

                  MARLTON KDA , LIMITED PARTNERSHIP

                  By:  CMS Marlton , L.P.

                  By:  CMS Marlton Associates, L.P.
                       Its general Partner

                       By:  MSPS  Marlton Associates, Inc.
                            Its general partner

                            By: /s/ Marian Cohen

                            Name: Marian Cohen
                                  Vice President

                       Date of execution by
                       Seller: January 27, 1998



                           EXHIBIT 2.2

           AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT


     THIS AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT is dated as of the 26TH day of February, 1998, by and between MARLTON KDA
LIMITED PARTNERSHIP, a New Jersey limited partnership ("Seller") and MARLTON PLAZA ASSOCIATES, L.P., a Delaware limited partnership, or its assignee ("Buyer").

                            BACKGROUND

     Seller is the owner of that certain parcel of land, with the improvements thereon, located in Evesham Township, Burlington County, New Jersey ("Property"). Pursuant to that certain Real Estate Purchase Agreement, dated as of January 27, 1998 ("Original Agreement"), Seller agreed to sell to Buyer, and Buyer agreed to buy, the Property. Section 8(a)(iii) of the Original Agreement provides that, if the Seller is unable to or elects not to eliminate certain unacceptable title exceptions from the owner's title policy to be issued to the Purchaser at the closing under the Original Agreement, the Purchaser shall have the right to terminate the Agreement "upon receipt" of notice of such election from the Seller. By letter dated February 9, 1998 ("Purchaser's Title Notice"), Purchaser notified Seller of its objection to certain exceptions to title to the Property. By letter dated February 18, 1998 ("Seller's Title Response"), Seller notified Purchaser of Seller's inability to or election not to eliminate certain of the title exceptions to which Purchaser objected in Purchaser's Title Notice. The parties acknowledge that Purchaser's Title Notice and Seller's Title Response satisfy the parties' initial notice obligations under Section 8(a)(iii) of the Agreement. The parties wish to amend the Original Agreement to clarify the provisions of Section 8(a)(iii) and to establish a deadline by which Purchaser must respond to Seller's Title Response.

     NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the parties hereto agree as follows:

1. The sentence beginning with the words "Upon receipt of such notice" in line 20 of page 9 of the Original Agreement is hereby deleted in its entirety and the following sentence is hereby inserted in its place: "If the Seller delivers such notice to the Purchaser, the Purchaser shall have the option, to be exercised in writing on or before March 31, 1998, to either (a) terminate this Agreement, or
     (b) waive such defects in title other than the Liquidated Exceptions and those exceptions which Seller has agreed to eliminate."

2. Any capitalized terms not otherwise defined herein shall be deemed to have the meaning set forth therefor in the Original Agreement.

3. All other terms and conditions of the Original Agreement, as amended hereby, shall remain in full force and effect, as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Real Estate Purchase Agreement to be executed as of the day and year first above written.

                 MARLTON KDA LIMITED PARTNERSHIP

                 By:  CMS Marlton, L.P., its general partner

                    By:  CMS Marlton Associates, L.P., its
                         general partner

                      By:  MSPS Marlton Associates, Inc., its
                           general partner


                        By: /s/ Marian Cohen

                             Name: Marian Cohen
                                   Vice President


                 MARLTON PLAZA ASSOCIATES, L.P.

                 By:  Marlton Plaza LLC, its general partner

                   By:  Montgomery CV Realty L.P., its sole
                        member

                        By:  Montgomery CV Realty Trust, its
                             general partner


                             By:/s/ Jeffrey Hipple

                               Jeffrey Hipple, Managing
                               Trustee



                           EXHIBIT 2.3

        SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT

     This SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT
AND AGREEMENT AS TO TITLE MATTERS ("Amendment") is made and entered into as of March 31, 1998, by and between MARLTON KDA LIMITED PARTNERSHIP, a New Jersey limited partnership ("Seller"), and MARLTON PLAZA ASSOCIATES, L.P. or its assignee ("Purchaser").

                            BACKGROUND

     Seller and Purchaser are parties to a certain Real Estate Purchase Agreement dated January 27, 1997 as amended by an Amendment to Real Estate Purchase Agreement dated February 26, 1998 (the "Purchase Agreement"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, a shopping center containing approximately one hundred forty-one thousand seven hundred ninety-five (141,795) square feet of rentable area and certain other buildings, improvements, personal property and other interests related thereto, all of which is defined collectively in the Purchase Agreement and herein as the "Property". Capitalized terms not otherwise defined herein shall have the meanings that are ascribed to such terms in the Purchase Agreement.

     Seller and Purchaser are also parties to a certain Agreement as to Title Matters dated March 13, 1998 (the "Title Agreement"), concerning the rights and obligations of the parties with respect to certain matters concerning a title insurance commitment issued to Purchaser pursuant to the Purchase Agreement.

     The parties hereto now desire to further amend the Purchase Agreement and to amend the Title Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Amendment to Purchase Agreement.

     a. Section 3(a) of the Purchase Agreement is hereby amended by adding the following sentence at the end of such section:

               "In the event that the Closing has not occurred by June 6, 1998 and this Agreement is still in effect, then Purchaser shall deliver to the Title Company a substitute irrevocable, unconditional letter of credit with an expiration date of August 15, 1998 or later in the amount of the Deposit, and the Title Company shall return the letter of credit which it had been holding as the Deposit under the Agreement to Purchaser."

     b. Section 4 of the Purchase Agreement is hereby amended by (i) deleting the date "April 15, 1998" where it appears therein, and replacing such date with the date "July 1, 1998", and (ii) deleting the date "June 15, 1998" where it appears therein, and replacing such date with the date "August
15, 1998".

2. Amendment to Title Agreement. The Title Agreement is hereby amended by deleting the date "March 31, 1998" where it appears in
Section 2(d) thereof, and replacing such date with the date "June
5, 1998".

3. Ratification. Except as amended hereby, the Purchase Agreement and Title Agreement are hereby ratified and confirmed and shall remain in full force and effect. The parties acknowledge that they each retain their respective rights and obligations under such agreements. Further, Seller acknowledges that Purchaser shall not prejudice any of its rights under the Purchase Agreement or Title Agreement in the event that Purchaser or an entity controlled by, controlling or under common control with Purchaser enters into a binding agreement with Marlton Crossing Shopping Center Limited Partnership, the owner of certain property adjacent to the Property that is the subject of the Purchase Agreement, for Purchaser's acquisition of such adjacent property, or if Purchaser consummates such acquisition.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

               MARLTON KDA LIMITED PARTNERSHIP, a
               New Jersey limited partnership

               By:  CMS MARLTON, L.P.,
                    its general partner

               By:  CMS MARLTON ASSOCIATES, L.P.,
                    its general partner

               By:  MSPS MARLTON ASSOCIATES, INC.,
                    its general partner

               By:  /s/ Marian Cohen

               Its: Vice President



               MARLTON PLAZA ASSOCIATES, L.P.
               By:  MARLTON PLAZA LLC,
                    Its general partner

               By:  MONTGOMERY CV REALTY L.P.,
                    its sole member

               By:  MONTGOMERY CV REALTY TRUST,
                    its general partner

               By:  /s/ Jeffrey Hipple

               Its: Managing Trustee












                           EXHIBIT 2.4



           MARLTON PLAZA ASSOCIATES, L.P., as mortgagor
                                             (Mortgagor)


                                to

        GMAC COMMERCIAL MORTGAGE CORPORATION, as mortgagee
                                              (Lender)

               ___________________________________

                           MORTGAGE AND
                        SECURITY AGREEMENT
               ___________________________________

     Dated:    June 25, 1998

     Location: Route 73 and Old Marlton Pike
               Evesham Township, Burlington County, New Jersey

               Parcel Identification No: Block 24.21, Lot 1
               Commonly known as Marlton Crossing Shopping Center
               - Phase II


          PREPARED BY, AND UPON RECORDATION RETURN TO:
                  Kathleen M. Sandone, Esquire
             Ballard Spahr Andrews & Ingersoll, LLP
                 1735 Market Street, 51st Floor
                     Philadelphia, PA 19103
                          (215) 864-8706



                        TABLE OF CONTENTS

                                                             Page

Article 1 - GRANTS OF SECURITY . . . . . . . . . . . . . . . . .1
     Section 1.1  Property Mortgaged . . . . . . . . . . . . . .1
     Section 1.2  Assignment of Leases and Rents.  . . . . . . .4
     Section 1.3  Security Agreement.  . . . . . . . . . . . . .4
     Section 1.4  Pledge of Monies Held.   . . . . . . . . . . .5

Article 2 - OBLIGATIONS SECURED. . . . . . . . . . . . . . . . .5
     Section 2.1  Debt.. . . . . . . . . . . . . . . . . . . . .5
     Section 2.2  Debt and Other Obligations.  . . . . . . . . .7

Article 3 - MORTGAGOR COVENANTS. . . . . . . . . . . . . . . . .7
     Section 3.1  Performance of Obligations.. . . . . . . . . .7
     Section 3.2  Incorporation by Reference.. . . . . . . . .  7
     Section 3.3  Insurance. . . . . . . . . . . . . . . . . . .7
     Section 3.4  Payment of Taxes, Etc. . . . . . . . . . . . 12
     Section 3.5  Escrow Fund. . . . . . . . . . . . . . . . . 13
     Section 3.6  Condemnation.. . . . . . . . . . . . . . . . 14
     Section 3.7  Leases and Rents.. . . . . . . . . . . . . . 14
     Section 3.8  Maintenance of Property. . . . . . . . . . . 15
     Section 3.9  Waste.   . . . . . . . . . . . . . . . . . . 16
     Section 3.10  Compliance With Laws. . . . . . . . . . . . 16
     Section 3.11  Books and Records.  . . . . . . . . . . . . 17
     Section 3.12  Payment For Labor and Materials.  . . . . . 17
     Section 3.13  Performance of Other Agreements.    . . . . 17
     Section 3.14  Existence.  . . . . . . . . . . . . . . . . 17

Article 4 - SPECIAL COVENANTS. . . . . . . . . . . . . . . . . 18
     Section 4.1  Property Use.  . . . . . . . . . . . . . . . 18
     Section 4.2  Restoration After Casualty/Condemnation. . . 18

Article 5 - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 23
     Section 5.1  Warranty of Title. . . . . . . . . . . . . . 23
     Section 5.2  Authority. . . . . . . . . . . . . . . . . . 23
     Section 5.3  Legal Status and Authority.  . . . . . . . . 23
     Section 5.4  Validity of Documents.   . . . . . . . . . . 23
     Section 5.5  Litigation.  . . . . . . . . . . . . . . . . 24
     Section 5.6  Status of Property.. . . . . . . . . . . . . 24
     Section 5.7  No Foreign Person. . . . . . . . . . . . . . 26
     Section 5.8  Separate Tax Lot.. . . . . . . . . . . . . . 26
     Section 5.9  ERISA Compliance.. . . . . . . . . . . . . . 26
     Section 5.10  Leases. . . . . . . . . . . . . . . . . . . 26
     Section 5.11  Financial Condition.  . . . . . . . . . . . 27
     Section 5.12  Taxes.. . . . . . . . . . . . . . . . . . . 27
     Section 5.13  No Change in Facts or Circumstances.. . . . 27
     Section 5.14  Disclosure. . . . . . . . . . . . . . . . . 27
     Section 5.15  Third Party Representations.. . . . . . . . 27
     Section 5.16  Illegal Activity. . . . . . . . . . . . . . 27

Article 6 - FURTHER ASSURANCES . . . . . . . . . . . . . . . . 28
     Section 6.1  Recording of Security Instrument, Etc. . . . 28
     Section 6.2  Further Acts, Etc. . . . . . . . . . . . . . 28
     Section 6.3  Changes in Tax, Debt Credit and Documentary
Stamp Laws.29
     Section 6.4  Estoppel Certificates. . . . . . . . . . . . 29
     Section 6.5  Flood Insurance. . . . . . . . . . . . . . . 30
     Section 6.6  Replacement Documents. . . . . . . . . . . . 30
     Section 6.7  Amended Financing Statements.. . . . . . . . 30

Article 7 - DUE ON SALE/ENCUMBRANCE. . . . . . . . . . . . . . 31
     Section 7.1  No Sale/Encumbrance. . . . . . . . . . . . . 31
     Section 7.2  Sale/Encumbrance Defined.. . . . . . . . . . 31
     Section 7.3  Lender's Rights. . . . . . . . . . . . . . . 32

Article 8 - PREPAYMENT . . . . . . . . . . . . . . . . . . . . 32
     Section 8.1  Prepayment Only in Accordance with Note. . . 32

Article 9 - DEFAULT. . . . . . . . . . . . . . . . . . . . . . 33
     Section 9.1  Events of Default. . . . . . . . . . . . . . 33

Article 10 - RIGHTS AND REMEDIES . . . . . . . . . . . . . . . 35
     Section 10.1  Remedies. . . . . . . . . . . . . . . . . . 35
     Section 10.2  Application of Proceeds.. . . . . . . . . . 38
     Section 10.3  Right to Cure Defaults. . . . . . . . . . . 38
     Section 10.4  Actions and Proceedings.. . . . . . . . . . 39
     Section 10.5  Recovery of Sums Required To Be Paid. . . . 39
     Section 10.6  Examination of Books and Records. . . . . . 39
     Section 10.7  Other Rights, Etc.. . . . . . . . . . . . . 39
     Section 10.8  Right to Release Any Portion of the
                     Property. . . . . . . . . . . . . . . . ..40
     Section 10.9  Violation of Laws.. . . . . . . . . . . . . 40
     Section 10.10  Right of Entry.. . . . . . . . . . . . . . 40

Article 11 - ENVIRONMENTAL HAZARDS . . . . . . . . . . . . . . 41
     Section 11.1  Environmental Representations and
                     Warranties. . . . . . . . . . . . . . . . 41
     Section 11.2  Environmental Covenants.. . . . . . . . . . 42
     Section 11.3  Lender's Rights.. . . . . . . . . . . . . . 43

Article 12 - INDEMNIFICATION . . . . . . . . . . . . . . . . . 44
     Section 12.1  General Indemnification.. . . . . . . . . . 44
     Section 12.2  Mortgage and/or Intangible Tax. . . . . . . 45
     Section 12.3  ERISA Indemnification.  . . . . . . . . . . 46
     Section 12.4  Duty to Defend; Attorneys' Fees and
                     Other Fees and Expenses.. . . . . . . . . 46

Article 13 - WAIVERS . . . . . . . . . . . . . . . . . . . . . 46
     Section 13.1  Waiver of Counterclaim. . . . . . . . . . . 46
     Section 13.2  Marshalling and Other Matters.. . . . . . . 46
     Section 13.3  Waiver of Notice. . . . . . . . . . . . . . 47
     Section 13.4  Sole Discretion of Lender.. . . . . . . . . 47
     Section 13.5  Survival. . . . . . . . . . . . . . . . . . 47
     Section 13.6  Waiver of Trial By Jury . . . . . . . . . . 48

Article 14 - Intentionally Omitted . . . . . . . . . . . . . . 48

Article 15 - NOTICES . . . . . . . . . . . . . . . . . . . . . 48
     Section 15.1  Notices.. . . . . . . . . . . . . . . . . . 48

Article 16 - APPLICABLE LAW. . . . . . . . . . . . . . . . . . 49
     Section 16.1  Choice of Law.. . . . . . . . . . . . . . . 49
     Section 16.2  Usury Laws. . . . . . . . . . . . . . . . . 49
     Section 16.3  Provisions Subject to Applicable Law. . . . 50
     Section 16.4  Inapplicable Provision. . . . . . . . . . . 50

Article 17 - SECONDARY MARKET. . . . . . . . . . . . . . . . . 50
     Section 17.1  Dissemination of Information. . . . . . . . 50

Article 18 - COSTS . . . . . . . . . . . . . . . . . . . . . . 51
     Section 18.1  Performance at Mortgagor's Expense. . . . . 51
     Section 18.2  Attorneys' Fees for Enforcement.. . . . . . 51

Article 19 - DEFINITIONS . . . . . . . . . . . . . . . . . . . 52
     Section 19.1  General Definitions.. . . . . . . . . . . . 52
     Section 19.2  Headings, Etc.. . . . . . . . . . . . . . . 52

Article 20 - MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . 52
               Section 20.1  No Oral Change.   . . . . . . . . 52
     Section 20.2  Liability.. . . . . . . . . . . . . . . . . 52
     Section 20.3  Duplicate Originals; Counterparts.. . . . . 52
     Section 20.4  Number and Gender.. . . . . . . . . . . . . 53
     Section 20.5  Subrogation.. . . . . . . . . . . . . . . . 53
     Section 20.6  Entire Agreement. . . . . . . . . . . . . . 53

Article 21 - PERFORMANCE BY MONTGOMERY . . . . . . . . . . . . 53

Article  - LOCAL LAW PROVISIONS. . . . . . . . . . . . . . . . 54

Exhibits -

     Exhibit A - Description of Land
     Exhibit B - Local Law Provisions



Definitions

The terms set forth below are defined in the following Sections of this Security
Instrument:

               (1)       ADA:  Subsection 3.10(a);
               (2)       Applicable Law:  Subsection 3.10(a);
               (3)       Attorneys' Fees/Counsel Fees:  Section
                           19.1, 19.1;
               (4)       Bankruptcy Code:  Subsection 1.1(f);
               (5)       Borrower:  Preamble;
               (6)       Casualty Amount: Subsection 4.2(a);
               (7)       Casualty Consultant:  Subsection
                             4.2(b)(iii);
               (8)       Casualty Retainage:  Subsection
                             4.2(b)(iv);
               (9)       Collateral:  Section 1.3;
               (10)      Debt: Recitals;
               (11)      Environmental Indemnity:  Subsection
                             9.1(c);
               (12)      Environmental Law:  Section 11.1;
               (13)      Environmental Liens:  Section 11.2;
               (14)      Environmental Report:  Section 11.1;
               (15)      Escrow Fund:  Section 3.5;
               (16)      Event:  Section 18.1;
               (17)      Event of Default:  Section 9.1;
               (18)      Intentionally Deleted;
               (19)      Investor: Section 17.1;
               (20)      Force Majeure:  Subsection 4.2(b);
               (21)      Guarantor:  Section 5.5;
               (22)      Hazardous Substances:  Section 11.1;
               (23)      Improvements:  Subsection 1.1(c);
               (24)      Indemnified Parties:  Section 12.1;
               (25)      Indemnitor:  Subsection 9.1(c);
               (26)      Insurance Premiums:  Subsection 3.3(b);
               (27)      Investor:  Section 17.1;
               (28)      Land:  Subsection 1.1(a);
               (29)      Lease Guaranty:  Section 3.7;
               (30)      Leases:  Subsection 1.1(f);
               (31)      Lender:  Preamble;
               (32)      Loan Agreement:  Recitals;
               (33)      Loan Application:  Section 5.13;
               (34)      Losses:  Section 12.1;
               (35)      Montgomery:   Recitals;
               (36)      Mortgagor: Preamble;
               (37)      Net Proceeds:  Subsection 4.2(b);
               (38)      Net Proceeds Deficiency:  Subsection
                             4.2(b)(vi);
               (39)      Note:  Recitals;
               (40)      Obligations:  Section 2.2;
               (41)      Other Charges:  Subsection 3.4(a);
               (42)      Other Security Documents:  Section 3.2;
               (43)      Participations:  17.1;
               (44)      Permitted Exceptions:  Section 5.1;
               (45)      Person:  Section 19.1;
               (46)      Personal Property:  Subsection 1.1(e);
               (47)      Policies/Policy:  Subsection 3.3(b),
                             3.3(b);
               (48)      Property:  Section 1.1;
               (49)      Qualified Insurer:  Subsection 3.3(b);
               (50)      Rating Agency:  Subsection 3.3(b);
               (51)      Release:  Section 11.1;
               (52)      Remediation:  Section 11.1;
               (53)      Rents:  Subsection 1.1(f);
               (54)      Restoration:  Subsection 3.3(d);
               (55)      Securities:  Section 17.1;
bd   Securitization:  Section 17.1;
               (56)      Security Instrument:  Preamble;
               (57)      Taxes:  Subsection 3.4(a); and
               (58)      Uniform Commercial Code:  Subsection
                             1.1(e).



          THIS MORTGAGE AND SECURITY AGREEMENT (the "Security Instrument") is made as of the 25th day of June 1998, by MARLTON PLAZA ASSOCIATES, L.P., a Delaware limited partnership having its principal place of business c/o Marlton Plaza LLC at Plymouth Plaza, 580 West Germantown Pike, Suite 200, Plymouth Meeting, Pennsylvania 19462, as mortgagor ("Mortgagor") to GMAC
COMMERCIAL MORTGAGE CORPORATION, a California corporation having an address at 650 Dresher Road, Horsham, Pennsylvania 19044-8015, as mortgagee ("Lender").

                            RECITALS:

          Mortgagor, by its promissory note of even date herewith (the note together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increases thereof shall collectively be referred to as the "Note") given to Lender is indebted to Lender in the principal sum of $9,300,000 in lawful money of the United States of America, (the indebtedness evidenced by the Note, together with all interest, default interest, late charges and other sums agreed or provided to be paid by Mortgagor in the Note or the Loan Agreement (as hereinafter defined), is hereinafter collectively referred to as the "Debt") with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

          Montgomery CV Realty L.P., a Delaware limited partnership ("Montgomery") and Lender have entered into a Loan and Credit Facility Agreement dated March 31, 1998 (as the same may be amended, modified or restated, the "Loan Agreement"), setting forth the agreements and understandings of Montgomery and Lender with respect to the Debt and other loans made by Lender to Montgomery or its affiliates.

          Mortgagor, an affiliate of Montgomery, for good and valuable consideration the receipt of which is hereby acknowledged, desires to secure its obligations under the Note.


                  Article 1 - GRANTS OF SECURITY

          Section 1.1 Property Mortgaged. Mortgagor does hereby irrevocably (i) mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender and to its successors and assigns in accordance with the terms and conditions hereof, for the use and benefit of Lender, and (ii) grant a security interest to Lender and to its successors and assigns in the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the "Property"):

          (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

          (b) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

          (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

          (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

          (e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

          (f) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land or the Improvements heretofore or hereafter entered into whether before or after the filing by or against Mortgagor of any petition for relief under 11 U.S.C. 101 et seq. (the
"Bankruptcy Code"), as the same may be amended from time to time (the "Leases") and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, all guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, cash or securities deposited under the Leases to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

          (g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

          (h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

          (i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

          (j) Rights. The right, in the name and on behalf of Mortgagor, to commence any action or proceeding to protect the interest of Lender in the Property and while an Event of Default (defined in Section 10.1) remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

          (k)  Agreements.  All agreements, contracts,
certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Mortgagor thereunder;

          (l) Intangibles. All accounts, escrows, chattel paper, licenses, claims, deposits, trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles specific to or used in connection with the operation of the Property, if any;

          (m) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; and

          (n) Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (m) above.

          Section 1.2 Assignment of Leases and Rents. Mortgagor hereby absolutely and unconditionally assigns to Lender Mortgagor's right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.7, Lender grants to Mortgagor a revocable license to collect and receive the Rents. Mortgagor shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

          Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code.
The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code, the "Collateral"). This Security Instrument is also a financing statement filed as a "fixture filing" for the purposes of Articles 12A:9-402(6) of Division 9 of the Uniform
Commercial Code. For the purposes of compliance with the aforesaid section of the Uniform Commercial Code, Lender is the secured party, the Mortgagor is the debtor, and the address of the secured party from which information concerning the security interest granted hereby may be obtained is set forth in the first paragraph on page 1 of this Security Instrument. Certain of the Personal Property is or is to become fixtures related to the Land and Improvements.

          Section 1.4 Pledge of Monies Held. Mortgagor hereby pledges to Lender, and grants to Lender a security interest in, any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (defined in Section 3.5) and the Net Proceeds (defined in Section 4.2(b)), as additional security for the Obligations until expended or applied as provided in this Security Instrument.





                       CONDITIONS TO GRANT

          TO HAVE AND TO HOLD the above granted and described
Property unto the Lender and its successors and assigns forever;

          PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.


                 Article 2 - OBLIGATIONS SECURED

          Section 2.1  Debt.  This Security Instrument and the
grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion:

          (a) the performance of all of Mortgagor's obligations under the Note;

          (b) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby;

          (c) the payment of all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Debt or any part thereof, or the acquisition or perfection of the security therefore;

          (d) the performance of all obligations of Mortgagor contained herein and in the Other Security Documents;

          (e)  the performance of all obligations of Indemnitor
(defined in Subsection 9.1(c)) and of any Guarantor (defined in Section 5.5) contained in the Other Security Documents;

          (f) the performance of each obligation of Mortgagor, Indemnitor and any Guarantor contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Note, this Security Instrument or the other Security Documents;

          (g) the payment of all sums advanced and costs and expenses incurred by Lender pursuant to the Loan Agreement, including without limitation, future loans from Lender to Montgomery or an affiliate of Montgomery.

          (h) the performance of all of Montgomery's or any borrower's obligations under any other note executed pursuant to the Loan Agreement (collectively, the "Other Facility Notes"); the Other Facility Notes executed as of the date hereof are identified on Schedule 1 attached hereto and made a part hereof;

          (i) the payment of all sums advanced pursuant to any security instrument executed pursuant to the Loan Agreement to protect and preserve the property thereunder, (collectively, the "Other Facility Security Instruments") and the lien and the security interest created thereby; the Other Facility Security Instruments executed as of the date hereof are identified on
Schedule 2 attached hereto and made a part hereof;

          (j) the payment of all sums advanced and costs and expenses incurred by Lender in connection with any debt incurred pursuant to the Loan Agreement, or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the such debt or any part thereof, or the acquisition or perfection of the security therefor;

          (k) the performance of all obligations of any mortgagor contained in any Other Facility Security Instrument or in any other security document executed pursuant to the Loan
Agreement;

          (l) the performance of each obligation of any indemnitor and of any guarantor contained in any other security document executed pursuant to the Loan Agreement;

          (m) the performance of each obligation of any mortgagor, any indemnitor and any guarantor contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of any Other Facility Note, any Other Facility Security Instrument or any other security documents executed pursuant to the Loan Agreement; and

          (n) the payment of all sums advanced and costs and expenses incurred by Lender pursuant to the Loan Agreement or to any Facility Loan Document executed pursuant to the Loan
Agreement.


          Section 2.2 Debt and Other Obligations. Mortgagor's obligations for the payment of the Debt and the performance of the obligations shall be referred to collectively below as the "Obligations."





                 Article 3 - MORTGAGOR COVENANTS

          Mortgagor covenants and agrees with Lender that:

          Section 3.1  Performance of Obligations.  Mortgagor
will perform all of its obligations under the Note at the time and in the manner provided in the Note and in this Security
Instrument.

          Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Note,
(b) the Loan Agreement, and (c) all and any of the documents other than the Note, the Loan Agreement or this Security Instrument now or hereafter executed by Montgomery, Mortgagor and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note or the obligations (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

          Section 3.3  Insurance.

          (a) Mortgagor shall obtain and maintain, or cause to be maintained, insurance for Mortgagor and the Property providing at least the following coverages:

                       (i)    Property Insurance.  Insurance with
respect to the Improvements and building equipment insuring against any peril included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to 100% of the full insurable value of the Improvements and building equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Mortgagor and in no event less than the coverage required pursuant to the terms of any Lease. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Mortgagor shall also maintain insurance against loss or damage to such furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Mortgagor from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender's approval. The maximum deductible shall be $10,000.00;

                      (ii)    Liability Insurance.  Comprehensive
general liability insurance, including personal injury, bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in no event for a combined single limit of less than $1,000,000. During any construction of the Property, Mortgagor's general contractor for such construction shall also provide the insurance required in this Subsection (a) Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Mortgagor and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances;

                     (iii)    Workers' Compensation Insurance.
Statutory workers' compensation insurance with respect to any work on or about the Property covering all persons subject to the workers' compensation laws of the state in which the Property is located;

                      (iv)    Business Interruption.  Business
interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than one (1) year from the date of casualty or loss, the term "rental income" to mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Mortgagor from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied. The amount of coverage shall be adjusted annually to reflect the rents payable during the succeeding twelve (12) month period.

                       (v)    Boiler and Machinery Insurance.
Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amount per accident equal to the replacement value of the improvements housing the machinery or $2,000,000 or such other amount reasonably determined by Lender. If one or more large HVAC units is in operation at the Property, "System Breakdowns" coverage shall be required, as determined by Mortgagee. Minimum liability coverage per accident must equal the value of such unit(s);

                      (vi)    Flood Insurance.  If required by
Subsection 5.6(a) hereof, flood insurance in an amount at least equal to the lesser of (A) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (B) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be less than or equal to 5% of the Appraised Value (as defined in the Loan Agreement) of the Property or a higher minimum amount as required by the Federal Emergency Management Agency or other applicable law.

                            (vii)  During the period of any
construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Lender's request, a completed value, "All Risk" Builder's Risk form, or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Lender, shall be required.

                    (viii)    Other Insurance.  Such other
insurance with respect to the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

          (b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more domestic primary insurer(s) having (i) an investment grade rating or a claims paying ability assigned by one or more credit rating agencies approved by Lender (a "Rating Agency") and (ii) a general policy rating of A or better and a financial class of VI or better by A.M. Best Company, Inc. (each such insurer shall be referred to below as a "Qualified
Insurer").   All insurers providing insurance required by this
Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Lender as an additional named insured and the Policy referred to in Subsection 3.3(a)(i), (iv), (v) and (vi) above shall provide that all proceeds be payable to Lender as set forth in Section 4.4 hereof. The Policies referred to in Subsections
3.3(a)(i), (v) and (vi) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender; (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Lender; and (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of similar properties in the general vicinity of the Property, but in no event in excess of $250,000. All Policies described in Subsection 3.3(a) above shall contain (i) a provision that such Policies shall not be canceled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance; and (ii) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any loss payees, additional insureds and named insureds (other than Mortgagor). In the event that the Property or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, the policy shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the "Insurance Premiums"). Originals or certificates of such replacement Policies shall be delivered to Lender promptly after Mortgagor's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Mortgagor fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to Mortgagor, Lender may procure such insurance at Mortgagor's sole cost and expense.

          (c) Mortgagor shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Mortgagor on or with respect to any part of the Property pursuant to this Section 3.3.

          (d) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt notice of such damage to Lender and provided that Mortgagor shall have received the Net Proceeds, Mortgagor shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the "Restoration") and otherwise in accordance with
Section 4.4 of this Security Instrument.

          (e) The insurance coverage required under Section 3.3(a) may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this
Section 3.3.

          (f) The insurance coverage required under Subsection 3.3(a)(ii) may be satisfied by a layering of Comprehensive General Liability, Umbrella and Excess Liability Policies, but in no event will the Comprehensive General Liability policy be written for an amount less than $5,000,000 combined single limit for bodily injury and property damage liability.

          (g) The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance as relating to the Property by Mortgagor to Lender as further security for the indebtedness secured hereby. In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Mortgagor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

          (h) Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Mortgagor to furnish such insurance. Mortgagor shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

          Section 3.4  Payment of Taxes, Etc.

          (a) Mortgagor shall pay by their due date all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Mortgagor will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Mortgagor shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

          (b) After prior written notice to Lender, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, the Loan Agreement, this Security Instrument or any of the Other
Security Documents, (ii) Mortgagor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Mortgagor and from the Property or Mortgagor shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) Mortgagor shall have set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Mortgagor has paid all of the Taxes under protest, and (vii) Mortgagor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for payment of Taxes.

          Section 3.5 Escrow Fund. At the option of Lender, Lender may require Mortgagor to establish an Escrow Fund (defined below) sufficient to discharge its obligations for the payment of Insurance Premiums and Taxes pursuant to Sections 3.3 and 3.4 hereof. Initial deposits of Taxes and Insurance Premiums shall be made by Mortgagor to Lender in amounts determined by Lender in its discretion on the date hereof to be held by Lender in escrow. Additionally, Mortgagor shall pay to Lender on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, upon the due dates established by the appropriate taxing authority during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the initial deposits together with the amounts in (a) and (b) above shall be called the "Escrow Fund"). Mortgagor agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate tax authority. Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Mortgagor by applying the Escrow Fund to the payments of such Taxes and Insurance Premiums required to be made by Mortgagor pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Mortgagor or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Mortgagor shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. Unless otherwise required by Applicable Law (defined in Section 3.10(a), no earnings or interest on the Escrow Fund shall be payable to Mortgagor.

          Section 3.6 Condemnation. Mortgagor shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings to the extent permitted by law. Upon an Event of Default, Mortgagor shall deliver to Lender all instruments requested by it to permit such participation. Mortgagor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Mortgagor shall not make any agreement in lieu of condemnation of the Property or any portion thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Property. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by the power of eminent domain, Mortgagor shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of in accordance with
Section 4.4 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

          Section 3.7 Leases and Rents. (a) Except as otherwise consented to by Lender, all Leases shall be written on a standard form of lease which shall have been approved by Lender. Upon request, Mortgagor shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. All proposed leases shall be subject to the prior approval of Lender except that all proposed leases which
(i) are on the same form of lease which has been approved by Lender, (ii) are the result of an arms-length transaction, (iii) which provide for rental rates comparable to existing market rates, (iv) where space to be leased does not exceed more than ten percent (10%) of total rentable space of the Property, (v) where the proposed tenant is an independent third party not affiliated with the Mortgagor, and (vi) do not contain any terms which would materially affect Lender's rights under this Security Instrument, the Note or the Other Security Documents, shall not be subject to the prior approval of Lender. Mortgagor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases if the failure to perform or observe the same would materially and adversely affect the value of the Property taken as a whole and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Mortgagor shall send or receive thereunder; (iii) shall enforce in a commercially reasonable manner all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents;
(vi) shall not (A) materially alter, modify or change the terms of the Leases without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed if the alteration, modification or change does not materially and adversely affect the value of the Property taken as a whole and provided further that such Lease, as altered, modified or changed, is otherwise in compliance with the requirements of this Security Instrument, or (B) cancel or terminate any Lease (except for defaults thereunder) of more than ten (10%) percent of the rentable space of the Property or accept a surrender thereof or convey or transfer or suffer or permit a conveyance ortransfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases (the "Lease Guaranty") or cancel or terminate such Lease Guaranty without the prior written consent of Lender; and (viii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender.

          Section 3.8 Maintenance of Property. Mortgagor shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Mortgagor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in
Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Lender.

          Section 3.9 Waste. Mortgagor shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Mortgagor will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

          Section 3.10  Compliance With Laws.

          (a) Mortgagor shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, "Applicable Law").

          (b) Mortgagor shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

          (c) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Mortgagor shall not alter the Property in any manner which would materially increase Mortgagor's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

          (d) Mortgagor shall give prompt notice to Lender of the receipt by Mortgagor of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

          (e) After prior written notice to Lender, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, the Loan Agreement, this Security Instrument or any of the Other Security Documents; (ii) Mortgagor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder; (iv) neither the Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (v) Mortgagor shall have furnished to Lender all other items reasonably requested by Lender.

          Section 3.11  Books and Records.  Borrower and any
Guarantors shall furnish to Lender the financial statements and project reports required by and in the manner set forth in
Section 4.4 of the Loan Agreement.

          Section 3.12 Payment For Labor and Materials. Mortgagor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined in Section 5.1) or liens for which Mortgagor has provided security or a bond acceptable to Lender.

          Section 3.13  Performance of Other Agreements.
Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property.

          Section 3.14 Existence. Mortgagor will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names.


                  Article 4 - SPECIAL COVENANTS

     Mortgagor covenants and agrees with Lender that:

          Section 4.1 Property Use. The Property shall be used only for a commercial shopping center (which may include, without limitation, medical and other professional offices) and for no other use without the prior written consent of Lender, which consent may be withheld in Lender's discretion.

          Section 4.2  Restoration After Casualty/Condemnation.
In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

          (a) If (i) the Net Proceeds (defined below) do not exceed $250,000 ("Casualty Amount"); (ii) the costs of completing the Restoration as reasonably estimated by Mortgagor shall be less than or equal to the Casualty Amount; (iii) no Event of Default shall have occurred and be continuing under the Note, the Loan Agreement, this Security Instrument or any of the Other Security Documents; (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1); and (v) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements (unless, in Lender's opinion, the damage can be repaired by use of the Net Proceeds) then the Net Proceeds will be disbursed directly to Mortgagor and Mortgagor shall commence and diligently prosecute to completion, subject to Force Majeure (defined herein), the Restoration of the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking. Except upon the occurrence and continuance of an Event of Default, Mortgagor shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than or equal to the Casualty Amount. Lender shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds which in the aggregate are equal to or greater than the Casualty Amount. If an Event of Default shall have occurred and be continuing, Mortgagor hereby irrevocably empowers Lender, in the name of Mortgagor as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by Mortgagor, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of Mortgagor to be used to pay for the cost of the Restoration in accordance with the terms hereof.

          (b) If the Net Proceeds are greater than the Casualty Amount, such Net Proceeds shall, subject to the provisions of the Leases that are superior to the lien of this Security Instrument or with respect to which subordination, non-disturbance agreements binding upon Lender have been entered into concerning the deposits of Net Proceeds, be forthwith paid to Lender to be held by Lender in a segregated account to be made available to Mortgagor for the Restoration in accordance with the provisions of this Subsection 4.2(b). Mortgagor shall commence and diligently prosecute to completion, subject to Force Majeure (defined below), the Restoration (in the case of a taking, to the extent the Property is capable of being restored). The term "Net Proceeds" for purposes of this Section 4.2 shall mean: (i) the net amount of all insurance proceeds received by Lender under the Policies carried pursuant to Subsections 3.3(a)(i), (iv), (v),
(vi) and (vii) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. The term "Force Majeure" for the purpose of this Section 4.4 shall have the following meaning: Mortgagor shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Mortgagor's control such as, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any materials or services, and acts of God.

               (i)       The Net Proceeds shall be made available
to Mortgagor for payment   of, or reimbursement of Mortgagor's
expenses in connection with, the Restoration, subject to the following conditions:

                  (A)  no Event of Default shall have occurred
and be continuing under the Note, the Loan Agreement, this Security Instrument or any of the Other Security Documents;

                  (B) Lender shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration;

                  (C) the Net Proceeds, together with any cash or cash equivalent deposited by Mortgagor with Lender, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

                  (D) (1) in the event that the Net Proceeds are insurance proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or
(2) in the event that the Net Proceeds are condemnation awards, less than fifty percent (50%) of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property and no portion of the Improvements is located in such Lands;

                  (E)  Lender shall be satisfied that any
operating deficits, including all scheduled payments of principal and interest under the Note which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Mortgagor;

                  (F) Lender shall be satisfied that, upon the completion of the Restoration and related lease-up, if applicable, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service coverage requirements set forth in the Loan Agreement;

                  (G)  the Restoration can reasonably be
completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as defined in the Note), (2) the earliest date required for such completion under the terms of any Lease and (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable;

                  (H) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations
(including, without limitation, all applicable Environmental Laws
(defined in Section 12.1); and

                  (I) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements.

               (ii) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.2(b), shall constitute additional security for the Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 3.3(a)(iv) shall be disbursed by Lender to, or as directed by, Mortgagor from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and
(B) there exist no notices of pendency, stop orders, mechanic's, materialman's or contractor's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

               (iii) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and an independent consulting engineer selected by Lender (the "Casualty Consultant"), such acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Mortgagor.

               (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" as used in this Subsection 4.2(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect to costs actually incurred by Mortgagor for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.2(b), be less than the amount actually held back by Mortgagor from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.2(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which as issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

               (v)       Lender shall not be obligated to make
disbursements of the Net Proceeds more frequently than once every calendar month.

               (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Mortgagor shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.2(b) shall constitute additional security for the Obligations.

               (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.2(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Mortgagor, provided no Event of Default shall have occurred and shall be continuing under the Note, the Loan Agreement, this Security Instrument or any of the Other Security Documents.

          (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Mortgagor as excess Net Proceeds pursuant to Subsection 4.2(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to Mortgagor. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Debt.


            Article 5 - REPRESENTATIONS AND WARRANTIES

     Mortgagor represents and warrants to Lender that:

          Section 5.1 Warranty of Title. Mortgagor has good and marketable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Mortgagor possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). The Permitted Exceptions do not materially interfere with the security intended to be provided by this Security Instrument or the use and operations of the Property. Mortgagor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever. Upon the recordation of this Security Instrument and the filing of a Uniform Commercial Code Financing Statement in the office of the Secretary of State for the state where the Property is located, the Lender will have a first priority perfected security interest in all personal property owned by Mortgagor.

          Section 5.2 Authority. Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Mortgagor's part to be performed.

          Section 5.3 Legal Status and Authority. Mortgagor (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as
now conducted and proposed to be conducted.   Mortgagor now has
and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Mortgagor under this Security Instrument and the Other Security Documents.

          Section 5.4 Validity of Documents. (a) The execution, delivery and performance of this Security Instrument and the Note
(i) are within the power and authority of Mortgagor; (ii) have been authorized by all requisite organizational action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law (including, without limitation, any usury laws), any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or operating agreement, or other governing instrument of Mortgagor, or any indenture, agreement or other instrument to which Mortgagor is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and
(b) this Security Instrument and the Note constitute the legal, valid and binding obligations of Mortgagor.

          Section 5.5 Litigation. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Mortgagor's knowledge, threatened or contemplated against Mortgagor, any person or entity guaranteeing the payment of the Debt or any portion thereof or performance by Mortgagor of any terms of this Security Instrument (a "Guarantor"), if any, an Indemnitor, if any, or against or affecting the Property that (a) has not been disclosed to Lender, and has a material, adverse effect on the Property or Mortgagor's, any Guarantor's or any Indemnitor's ability to perform its obligations under the Note, the Loan Agreement, this Security Instrument or the Other Security Documents, or (b) is not adequately covered by insurance, each as determined by Lender in its sole and absolute discretion.

          Section 5.6  Status of Property.

          (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Improvements is now or at any time in the future located within any such area, Mortgagor has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

          (b) Except building and occupancy permits for currently vacant space, Mortgagor has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

          (c) The Property and the present and contemplated use and occupancy thereof do not and will not violate in any material respect all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and Environmental Laws, laws relating to the disabled (including but not limited to, the ADA) and other similar laws.

          (d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

          (e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

          (f) The Property is served by public water and sewer systems.

          (g) The Property is free from damage caused by fire or other casualty.

          (h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

          (i) Mortgagor has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

          (j) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

          (k) All security deposits relating to the Leases reflected on the certified rent roll delivered to Lender have been collected by Mortgagor except as noted on the certified rent roll.

          (l) Mortgagor has received no notice of an actual or threatened condemnation or eminent domain proceeding by any public or quasi-public authority.

          (m) All the Improvements lie within the boundaries of the Property.

          Section 5.7  No Foreign Person.  Mortgagor is not a
"foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related
Treasury Department regulations, including temporary regulations.

          Section 5.8  Separate Tax Lot.  The Property is
assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

          Section 5.9  ERISA Compliance.

          (a) As of the date hereof and throughout the term of this Security Instrument, (i) Mortgagor is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Mortgagor do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

          (b) As of the date hereof and throughout the term of this Security Instrument, (i) Mortgagor is not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA, and (ii) transactions by or with Mortgagor are not and will not be subject to state statutes applicable to Mortgagor regulating investments of and fiduciary obligations with respect to governmental plans.

          Section 5.10 Leases. Except as disclosed in the rent roll for the Property delivered to and approved by Lender, (a) Mortgagor is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to Lender); (e) none of the Rents have been collected for more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents;
(h) Mortgagor has received no notice from any tenant challenging the validity or enforceability of any Lease; (i) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (j) the Leases are valid and enforceable against Mortgagor and the tenants set forth therein;
(k) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (l) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (m) each Lease is subordinate to this Security Instrument, either pursuant to its terms or a recorded subordination agreement; (n) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders; and (o) no brokerage commissions or finders fees are due and payable regarding any Lease, except as reflected in the certified rent roll delivered to and approved by Lender.

          Section 5.11  Financial Condition.  (a) Mortgagor is
solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Mortgagor has been initiated, and (b) the granting of this Security Instrument does not constitute a fraudulent conveyance.

          Section 5.12 Taxes. Mortgagor, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Mortgagor, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

          Section 5.13 No Change in Facts or Circumstances. All information in the application for the loan submitted to Lender (the "Loan Application") and in all financing statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

          Section 5.14  Disclosure.  Mortgagor has disclosed to
Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

          Section 5.15 Third Party Representations. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any Other Security Document(s) is true and correct in all material respects.

          Section 5.16  Illegal Activity.  No portion of the
Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of Mortgagor's knowledge, there are no illegal activities or activities relating to controlled substance at the Property.


                  Article 6 - FURTHER ASSURANCES

          Section 6.1 Recording of Security Instrument, Etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

          Section 6.2 Further Acts, Etc. Mortgagor will, at the cost of Mortgagor, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender, the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Mortgagor, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Mortgagor grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 6.2.

          Section 6.3  Changes in Tax, Debt Credit and
Documentary Stamp Laws.

          (a) If on or after the date hereof, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall subject Lender to any tax, duty or other charge with respect to the Debt, or shall change the basis of taxation of payments to Lender of the principal of or interest on the Debt or any other amounts due under the Note or in respect of the Debt or its obligation to advance the Debt (except for changes in the rate of tax on the overall net income of the Lender) and the result of the foregoing is to increase the cost to Lender of making or maintaining the Debt, or to reduce the amount of any sum received or receivable by Lender under the Note with respect thereto, by an amount reasonably deemed by Lender to be material, then, within fifteen days after demand by Lender, Mortgagor shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

          (b) Lender will promptly notify Mortgagor of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section. A certificate of Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and evidence reasonably substantiating Lender's claim for compensation shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

          Section 6.4  Estoppel Certificates.

          (a) After request by Lender, Mortgagor, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under this Security Instrument, (ii) that this Security Instrument is a valid, legal and binding obligation and has not been modified or if modified, giving particulars of such modification, (iii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof,
(iv) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications),
(v) the date to which the Rents thereunder have been paid pursuant to the Leases, (vi) whether or not, to the best knowledge of Mortgagor, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults,
(vii) the amount of security deposits held by Mortgagor under each Lease and that such amounts are consistent with the amounts required under each Lease, and (viii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

          (b) Mortgagor shall deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party (or if any defaults thereunder are alleged, setting forth the specific nature of such defaults), that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

          (c)  Upon any transfer or proposed transfer
contemplated by Section 17.1 hereof, at Lender's request, Mortgagor, any Guarantors and any Indemnitors shall provide an estoppel certificate to the Investor (defined in Section 17.1) or any prospective Investor confirming the accuracy of information provided by such person to Lender under or in respect of this Security Instrument. Section 6.5 Flood Insurance. After Lender's request, Mortgagor shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that Mortgagor has obtained insurance meeting the requirements of Section 3.3(a)(vi).

          Section 6.6 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Mortgagor will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor; provided, however, Mortgagor shall not be required to issue a replacement Note unless Lender provides adequate assurance or an indemnity to Mortgagor.

          Section 6.7 Amended Financing Statements. Mortgagor will execute and deliver to the Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by the Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of the Lender, Mortgagor shall execute a certificate in form satisfactory to the Lender listing the trade names under which Mortgagor intends to operate the Property, and representing and warranting that Mortgagor does business under no other trade name with respect to the Property.


               Article 7 - DUE ON SALE/ENCUMBRANCE

          Section 7.1 No Sale/Encumbrance. Except as otherwise provided in the Loan Agreement, Mortgagor agrees that Mortgagor shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred.

          Section 7.2 Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this
Article 7 shall be deemed to include, but not limited to (a) an installment sales agreement wherein Mortgagor agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents; (c) if Mortgagor, any Guarantor, any Indemnitor, or any general partner or managing member (or if no managing member, any member) of Mortgagor, Guarantor or Indemnitor is a corporation,
(i) the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 50% of such corporation's stock shall be vested in a party or parties who are not now owners of more than 50% of such corporation's stock, or (ii) the pledge of any such corporation's stock; (d) if Mortgagor, any Guarantor or Indemnitor or any general partner or managing member (or if no managing member, any member) of Mortgagor, any Guarantor or Indemnitor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or the transfer or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest; and (e) if Mortgagor, any Guarantor, any Indemnitor or any general partner or member of Mortgagor, any Guarantor or any Indemnitor is a limited liability company, the change, removal or resignation of a managing member (or if no managing member, any member) or the transfer or pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this Article 7: (a) transfer by devise or descent or by operation of law upon the death of a member, general partner or stockholder of Mortgagor, any Guarantor or Indemnitor or any member or general partner thereof, and (b) a sale, transfer or hypothecation of a membership, partnership or shareholder interest in Mortgagor, whichever the case may be, by a current member, general partner or shareholder, as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such member, general partner or shareholder, or to a trust for the benefit of an immediate family member of such member, general partner or shareholder. To the extent that the definitions contained in this Section 7.2 are inconsistent with the Loan Agreement, then the provisions of the Loan Agreement shall govern.

          Section 7.3 Lender's Rights. Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee and all of Lender's expenses incurred in connection with such transfer, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Mortgagor's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.


                      Article 8 - PREPAYMENT

          Section 8.1 Prepayment Only in Accordance with Note. The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note and the Loan Agreement including, without limitation, payment of the Exit Fee (as defined in the Loan Agreement) if applicable.


                       Article 9 - DEFAULT

          Section 9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (a) if any portion of the Debt is not paid on the date when due (subject to any applicable cure period), or if the entire Debt is not paid on or before the Maturity Date;

          (b) if Mortgagor violates or does not comply with any of the provisions of Sections 3.7 or 8.1;

          (c) if any representation or warranty of Mortgagor, Indemnitor (as defined in that certain Environmental Indemnity Agreement dated as of the date hereof (the "Environmental Indemnity") or any Guarantor, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

          (d) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

          (e)  except for the specific defaults set forth in this
Section 9.1 any other default hereunder or under the Note, the Loan Agreement or any of the Other Security Documents by Montgomery or Mortgagor, which default is not cured within fifteen (15) days after written notice from Lender to Montgomery or Mortgagor, as applicable; provided that if such default cannot reasonably be cured within such fifteen (15) day period and Montgomery or Mortgagor shall have commenced to cure such default within such fifteen (15) day period and thereafter diligently and expeditiously proceeds to cure the same, such fifteen (15) day period shall be extended for so long as it shall require Montgomery or Mortgagor in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days;

          (f) if Mortgagor, any Guarantor or Indemnitor shall make an assignment for the benefit of creditors or if Mortgagor shall generally not be paying its debts as they become due; or

          (g) if the Policies are not kept in full force and effect, or Mortgagor has not delivered evidence of the renewal of the Policies ten (10) days prior to their expiration as provided in Section 3.3(b); or

          (h) If the Property is, in the judgment of Lender, materially injured or destroyed, by fire or otherwise, and is not otherwise required to be restored pursuant to the terms of
Section 4.2 hereof and Mortgagor does not bring the Outstanding Facility Amount (as defined in the Loan Agreement) into compliance with the loan-to-value and debt service coverage requirements of Sections 2.9 and 3.1 of the Loan Agreement, within thirty (30) days of such occurrence; or

          (i) Any court of competent jurisdiction shall sign an order (i) adjudicating Mortgagor or a Guarantor bankrupt, (ii) appointing a trustee or receiver of the Property, or of a substantial part of the Property of Mortgagor or a Guarantor or
(iii) approving a petition for, or effecting, an arrangement in bankruptcy, or any other judicial modification or alteration of the rights of Lender or of other creditors of Mortgagor or a Guarantor; or if Mortgagor, or a Guarantor shall (A) file any petition or (B) consent to any other action seeking any such judicial order; or

          (j) If Mortgagor or any Guarantor or their members, board of directors or stockholders shall institute any proceedings for the dissolution or liquidation of Mortgagor, or such Guarantor or fail to secure and protect their ability to do business in the state where the Property is located; or

          (k) Unless adequately covered by insurance in the sole opinion of Lender, the entry of a final judgment for the payment of money involving more than $100,000 against Mortgagor or a Guarantor, and the failure of Mortgagor, or such Guarantor to cause the same to be discharged or bonded off to the satisfaction of Lender within sixty (60) days from the date the order, decree or process under which or pursuant to which such judgment was entered; or

          (l) A material adverse change occurs in the financial condition of Mortgagor or any Guarantor or the business, or Changes in Management or Changes in Control (as defined in the Loan Agreement) of Mortgagor or any Guarantor, which is not corrected to the reasonable satisfaction of Lender; or

          (m) Any litigation is initiated or threatened against Mortgagor or a Guarantor which, in the sole opinion of Lender, is likely to have a material adverse affect on the financial condition or business of Mortgagor or such Guarantor; or

          (n) Mortgagor shall fail to keep in full force and effect any permit or approval issued by any governmental authority necessary for the construction, occupancy or use of the Property or with respect to the matters contemplated hereby, and either Mortgagor fails to take all appropriate action to reinstate such permit or approval within five days after demand by Lender, or such permit or approval cannot be reinstated; or

          (o)  An Event of Default (as defined in any Facility
Loan Document) occurs under such Facility Loan Document in connection with any other loan from Lender to Montgomery or an affiliate of Montgomery pursuant to the Loan Agreement.


                 Article 10 - RIGHTS AND REMEDIES

          Section 10.1  Remedies.

          (a) Upon the occurrence of any Event of Default, Mortgagor agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce the rights of Lender against Mortgagor in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

               (i)       declare the entire unpaid Debt to be
immediately due and payable;

               (ii)      institute proceedings, judicial or
otherwise, for the complete foreclosure of this Security
Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

               (iii)  with or without entry, to the extent
permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

               (iv) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

               (v) subject to the provisions of Article 14, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

               (vi) subject to the provisions of Article 14, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

               (vii) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

               (viii) subject to any applicable law, the license granted to Mortgagor under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (E) require Mortgagor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (F) require Mortgagor to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (G) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

               (ix) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (A) the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral, and (B) request Mortgagor at its expense to assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

               (ix) apply any sums then deposited in the Escrow
Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole and absolute discretion:

        (A)          Taxes and Other Charges;

        (B)          Insurance Premiums;

        (C)          Interest on the unpaid principal
                     balance of the Note;

        (D) amortization of the unpaid principal balance of the Note; and all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;


               (x)       surrender the Policies maintained
pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Mortgagor hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such Insurance Premiums;

               (xi) apply the undisbursed balance of any Net Proceeds or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

               (xii) prohibit Mortgagor and anyone claiming on behalf of or through Mortgagor from making use of or withdrawing any sums from any lock box account;

               (xiii) pursue such other remedies as Lender may have under applicable law.

          (b) In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 10.1 to the contrary, if any Event of Default as described in Subsection
9.1 (i) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

          (c) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          (d)  Upon any sale made under or by virtue of this
Section 10.1, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument.

          Section 10.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

          Section 10.3 Right to Cure Defaults. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

          Section 10.4 Actions and Proceedings. After the occurrence and during the continuance of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

          Section 10.5 Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

          Section 10.6 Examination of Books and Records. Lender, its agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers of Mortgagor and any Guarantor or Indemnitor which reflect upon their financial condition, at the Property or at any office regularly maintained by Mortgagor or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Mortgagor or of any Guarantor or Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Mortgagor or any Guarantor or Indemnitor where the books and records are located.

          Section 10.7  Other Rights, Etc.

          (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Mortgagor, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security
Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

          (b) It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

          (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as
Lender, in its discretion, may elect.   Lender may take action to
recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

          Section 10.8 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

          Section 10.9 Violation of Laws. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Mortgagor in connection herewith including, without limitation, monetary reserves or financial equivalents.

          Section 10.10 Right of Entry. Lender and its agents shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon not less than five (5) Business Days' notice (except in the case of emergencies when no notice shall be required) to Mortgagor.


                Article 11 - ENVIRONMENTAL HAZARDS

          Section 11.1 Environmental Representations and Warranties. Mortgagor represents and warrants, based upon that certain Phase I Environmental Site Assessment of the Property and that certain Property Condition Survey of the Property, each dated March 1, 1998, prepared by EMG and previously delivered to Lender (each and collectively, the "Environmental Report") and information that Mortgagor knows, that: (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto, if any, and (ii) fully disclosed to Lender in writing pursuant to any Environmental Report; (b) there are no past or present Releases (defined below) of Hazardous Substances in violation of any Environmental Law or which would require Remediation (defined below) by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (d) Mortgagor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, but not limited to a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing; and (e) Mortgagor has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Mortgagor and that is contained in Mortgagor's files and records, including, but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property. "Environmental Law" means any present, and for the purposes of Sections 11.2, 11.3 and 12.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Law" also includes, but is not limited to, any present, and for the purposes of Sections 11.2, 11.3 and 12.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property. "Hazardous Substances" include but are not limited to any and all substances (whether solid, liquid or gas) (i) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present, or for the purposes of Sections 11.2. 11.3 and 12.4 only, future, Environmental Laws or (ii) that may have a negative impact on human health or the environment, including, but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. "Release" of any Hazardous Substance includes, but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances. "Remediation" includes, but is not limited to any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Article 11.

          Section 11.2 Environmental Covenants. Mortgagor covenants and agrees that so long as the Mortgagor owns, manages, is in possession of, or otherwise controls the operation of the
Property: (a) all uses and operations on or of the Property, whether by Mortgagor or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required;
(d) Mortgagor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Mortgagor or any other person or entity (the "Environmental Liens"); (e) Mortgagor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 11.3 below, including, but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Mortgagor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender after Lender has reason to believe this Section 11.2 has been violated (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (defined in Section 12.1) shall be entitled to rely on such reports and other results thereof; (g) Mortgagor shall, at its sole cost and expense, comply with all reasonable written requests of Lender to
(i) reasonably effectuate Remediation of any condition (including, but not limited to a Release of a Hazardous Substance) in, on, under or from the Property, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Mortgagor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Mortgagor shall immediately notify Lender in writing promptly after it has become aware of
(A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property which is required to be reported to a governmental authority under any Environmental Law, (B) any actual Environmental
Lien affecting the Property, (C) any required Remediation of environmental conditions relating to the Property, and (D) any written or oral notice or other communication of which Mortgagor becomes aware from any source whatsoever (including, but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this
Article 11.

          Section 11.3  Lender's Rights.  Lender, its
environmental consultant, and any other person or entity designated by Lender, including, but not limited to any receiver and any representative of a governmental entity, shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Lender reasonably believes that a Hazardous Substance or other environmental condition violates or threatens to violate any Environmental Law, after notice to Mortgagor, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to conducting any environmental assessment or audit of the Property or portions thereof to confirm Mortgagor's compliance with the provisions of this Article 11, and Mortgagor shall cooperate in all reasonable ways with Lender in connection with any such audit. Such audit shall be performed in a manner so as to minimize interference with the conduct of business at the Property. If such audit discloses that a violation of or a liability under any Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Mortgagor shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Section, be paid by Lender.


                   Article 12 - INDEMNIFICATION

          Section 12.1 General Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to reasonable attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arising out of Lender's gross negligence or willful misconduct): (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, the Loan Agreement, this Security Instrument, or any Other Security Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument, the Loan Agreement, the Note or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Mortgagor, any Guarantor or Indemnitor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Mortgagor to perform or be in compliance with any of the terms of this Security Instrument or the Other Security Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this Article 12; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument; or (m) any misrepresentation made by Mortgagor in this Security Instrument, the Other Security Documents, or any documents or information provided pursuant to
Section 17.1 hereof. Any amounts payable to Lender by reason of the application of this Section 12.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 12, the term "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

          Section 12.2 Mortgage and/or Intangible Tax. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified
Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents or in connection with a transfer of all or a portion of the Property pursuant to a foreclosure, deed in lieu of foreclosure or otherwise.

          Section 12.3 ERISA Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 5.9.


          Section 12.4 Duty to Defend; Attorneys' Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Mortgagor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.


                       Article 13 - WAIVERS

          Section 13.1 Waiver of Counterclaim. Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents, or the Obligations.

          Section 13.2 Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

          Section 13.3 Waiver of Notice. To the extent permitted by Applicable Law, Mortgagor shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Mortgagor and except with respect to matters for which Lender is required by Applicable Law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Mortgagor.

          Section 13.4 Sole Discretion of Lender. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

          Section 13.5 Survival. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under Article 11 shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note, the Loan Agreement, or any of the Other Security Documents, any transfer of all or any portion of the Property (whether by Mortgagor or by Lender, following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note, the Loan Agreement or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the obligations pursuant hereto. All obligations and liabilities of Mortgagor under Article 11 shall cease and terminate on the first (1st) anniversary of the date of payment to Lender in cash of the entire Debt, provided that contemporaneously with or subsequent to such payment, Mortgagor at its sole cost and expense, delivers to
Lender an environmental audit of the Property in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory in all respects to Lender and indicating the Property is in full compliance with all applicable Environmental Laws.

     Section 13.6 Waiver of Trial By Jury. Mortgagor HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE
LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY
INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


                Article 14 - Intentionally Omitted







                       Article 15 - NOTICES

          Section 15.1 Notices. All notices or other written communications hereunder shall be deemed to have been given (a) upon receipt, if personally delivered (unless subject to clause
(b)) or is mailed by registered or certified mail, (b) at noon on the date after dispatch is sent by overnight courier or (c) upon the completion of transmission (which is confirmed telephonically by the receiving party) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, and in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

If to Mortgagor:

                  Marlton Plaza Associates, L.P.
                  c/o Marlton Plaza LLC
                  Plymouth Plaza
                  580 West Germantown Pike, Suite 200
                  Plymouth Meeting, Pennsylvania  19426
                  Attention: Chief Financial Officer
                  Telecopy No:  610/834-8110

          With a copy to:

                  Fox, Rothschild, O'Brien & Frankel, LLP
                  2000 Market Street, 10th Floor
                  Philadelphia, Pennsylvania 19103-3291
                  Attention:  Stanley S. Cohen, Esquire
                  Telecopy No:  215/299-2150

If to Lender:     GMAC Commercial Mortgage Corporation
                  650 Dresher Road
                  Horsham, Pennsylvania  19044-8015
                  Attention:  Loan Servicing Department
                  Telecopy No:  215/328-1378


                   Article 16 - APPLICABLE LAW

          Section 16.1  Choice of Law.  THE CREATION, PERFECTION,
PRIORITY AND ENFORCEMENT OF THE LIEN OF THIS SECURITY
INSTRUMENT SHALL BE GOVERNED, CONSTRUED, AND APPLIED IN
ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS
LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF
AMERICA.  SUBJECT TO THE FOREGOING AND TO THE EXTENT
PERMITTED BY APPLICABLE LAW, IN ALL OTHER RESPECTS THIS
SECURITY INSTRUMENT SHALL BE GOVERNED BY THE SUBSTANTIVE
LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND THE
APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


          Section 16.2 Usury Laws. This Security Instrument and the Note are subject to the express condition that at no time shall Mortgagor be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Mortgagor is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

          Section 16.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

          Section 16.4  Inapplicable Provision.  If any term of
this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security
Instrument and any other application of the term shall not be affected thereby.


                  Article 17 - SECONDARY MARKET

          Section 17.1 Dissemination of Information. If Lender determines at any time to sell, transfer or assign the Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities (such sale and/or issuance, the "Securitization") evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Mortgagor, any Guarantor, any Indemnitors and the Property (including, without limitation, all financial statements), which shall have been furnished by Mortgagor, any Guarantor or any Indemnitors, as Lender determines necessary or desirable. Mortgagor, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Subsection 6.4(c) hereof and such other documents as may be reasonably requested by Lender and, upon Lender's reasonable request, meeting with any Rating Agency for due diligence purposes. Mortgagor shall also furnish and Mortgagor, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or any Rating Agency any and all information concerning the Property, the Leases, the financial condition of Mortgagor, any Guarantor and any Indemnitor as may be requested by Lender, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or Participation. Any dissemination of information pursuant to this Section shall comply with the requirements of the Securities and Exchange Commission and shall not impose a material financial burden on Borrower.


                        Article 18 - COSTS

          Section 18.1 Performance at Mortgagor's Expense. Mortgagor acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Mortgagor further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority, subject to the Loan Agreement. Mortgagor hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Mortgagor pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Lender (whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise).

          Section 18.2 Attorneys' Fees for Enforcement. (a) Mortgagor shall pay all reasonable legal fees incurred by Lender in connection with (i) the preparation of the Note, the Loan Agreement, this Security Instrument and the Other Security Documents; and (ii) the items set forth in Section 18.1 above, and (b) Mortgagor shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Property or the Collateral or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Mortgagor.


                     Article 19 - DEFINITIONS

          Section 19.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights under this Security Instrument.

          Section 19.2 Headings, Etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.


              Article 20 - MISCELLANEOUS PROVISIONS

          Section 20.1  No Oral Change.  This Security
Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Lender but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          Section 20.2 Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Mortgagor and Lender and their respective successors and assigns forever.

          Section 20.3 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

          Section 20.4 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          Section 20.5 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Mortgagor's obligations hereunder, under the Note, the Loan Agreement and the Other Security Documents and the performance and discharge of the Other Obligations.

          Section 20.6 Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the Other Security Documents constitute the entire understanding and agreement between Mortgagor and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Mortgagor and Lender with respect thereto. Mortgagor hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the Other Security Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the Other Security Documents.

          Section 20.7 Acknowledgment of Receipt. Borrower hereby acknowledges receipt, without charge, of a true copy of this Security Instrument.


              Article 21 - PERFORMANCE BY MONTGOMERY

          Lender acknowledges and agrees that Mortgagor's covenants, agreements and obligations under or pursuant to Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.10, 3.11, 3.12,
6.1, 6.3, 18.1 and 18.2 hereunder may be performed by Montgomery on behalf of Mortgagor.


                 Article  - LOCAL LAW PROVISIONS

          The provisions set forth on Exhibit B annexed hereto are incorporated herein by reference as if fully set forth herein.



          IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Mortgagor the day and year first above written.


          MORTGAGOR:

          MARLTON PLAZA ASSOCIATES, L.P.

          By:  Marlton Plaza, LLC, a Delaware limited liability
               company, its sole general partner

               By:  Montgomery CV Realty L.P., a Delaware
                    limited partnership, its sole member

                  By:   Montgomery CV Realty Trust, a
                        Delaware business trust,
                        its sole general partner


                         By:  /s/ Louis P. Meshon, Sr.

                              Louis P. Meshon, Sr.
                              President





                             EXHIBIT 2.5

                                 NOTE


$9,300,000,00                        Philadelphia, Pennsylvania
                                                  June 25, 1998


     FOR VALUE RECEIVED, the undersigned, MARLTON PLAZA ASSOCIATES, L.P., a Delaware limited partnership having an address c/o Marlton Plaza LLC at Plymouth Plaza, 580
West Germantown Pike, Suite 200, Plymouth Meeting, Pennsylvania 19462 ("Borrower"), hereby promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation having an address at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015 ("Lender"), its successors and permitted assigns as holder of this Note (Lender, its successors and permitted assigns, being hereinafter sometimes referred to collectivelyas "Holder"), at Lender's address set forth above or at such other place or to such other person as may be designated in writing to Borrower by Lender, the principal sum of Nine Million Three Hundred Thousand Dollars ($9,300,000.00) (the "Loan"), together with interest on the unpaid balance thereof at the rates hereinafter set forth.

     ON THE TERMS AND SUBJECT TO THE CONDITIONS which are hereinafter set forth:

     Section 1.  Interest Rate and Payment Dates.

     1.1 Initial Rate and Initial Payment. Interest shall accrue on the balance of the principal amount outstanding hereunder from time to time from and after the date hereof at the rate of 7.40625% per annum until the first Rate Adjustment Date (as defined below). On each successive Rate Adjustment Date, the rate of interest at which interest accrues shall be adjusted to the then applicable LIBOR Rate (as defined below) for the calendar month commencing on such date. Interest for the period beginning on the date of the first advance hereunder and ending on and including the last day of the month in which this Note is dated shall be payable on the date hereof. Interest shall be calculated on the basis of a 360-day year and shall be charged on the principal balance outstanding from time to time for the actual number of days elapsed.

     1.2 Rate Adjustment Date. The interest rate shall be adjusted on the dates (each being a "Rate Adjustment Date") described in this paragraph. The first Rate Adjustment Date shall be July 1, 1998, and subsequent Rate Adjustment Dates shall fall on the first day of each subsequent calendar month thereafter.

     1.3 Default Interest Rate. If Borrower fails to make any payment of principal, interest or fees on the date on which such payment becomes due and payable, whether at maturity or by acceleration, such payment shall bear interest beginning on the eleventh day following the date which such amount became due and payable until paid at the fluctuating rate (the "Default Rate") which is four (4) percentage points above the then applicable LIBOR Rate, but in no event shall the rate of interest payable hereunder exceed the highest rate allowed by law.

     1.4 LIBOR Rate. The "LIBOR Rate" shall mean the rate per annum determined solely by Holder as of each Rate Adjustment Date, and shall be one and seventy-five one-hundredths percent (1.75%) per annum in excess of one month LIBOR (stated as a number out to five decimal places), determined in the manner set forth below. On each Rate Adjustment Date, Holder will determine one month LIBOR from the appropriate Bloomberg display page, available as of the close of business on the last business day of the month immediately preceding the Rate Adjustment
Date. In the event Bloomberg ceases publication or ceases to publish one month LIBOR, Holder shall select a comparable publication to determine one month LIBOR and provide notice thereof to Borrower. LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Holder prices loans on the date on which the LIBOR Rate is determined by Holder as set forth above.

     1.5 LIBOR Rate Adjustments. This Note shall bear interest at the rate set forth above or at the applicable LIBOR Rate until a new LIBOR Rate is determined on each Rate Adjustment
Date in accordance with the provisions hereof; provided, however, that, if Holder at any time determines, in its sole discretion, that it has miscalculated the amount of the monthly payment of interest, then Holder shall give notice to Borrower of the corrected amount of such monthly payment (and the corrected amount of the LIBOR Rate, if applicable) and (a) if the corrected amount of such monthly payment represents an increase thereof, then Borrower shall, within ten (10) calendar days thereafter, pay to Holder any sums that Borrower would have otherwise been obligated under this Note to pay to Holder had the amount of such monthly payment not been miscalculated, or (b) if the corrected amount of such monthly payment represents a decrease thereof and Borrower is not otherwise in breach or default under any of the terms and provisions of this Note or the Mortgage (as defined below), then Borrower shall, within (10) calendar days thereafter be paid the sums that Borrower would not have otherwise been obligated to pay to Holder had the amount of such monthly payment not been miscalculated.

     1.6 LIBOR Unascertainable. Anything herein to the contrary notwithstanding, if (i) on any date on which the LIBOR Rate would otherwise be set Holder shall have determined in good faith (which determination shall be conclusive) that (A) adequate and reasonable means do not exist for ascertaining one month LIBOR, or (B) a contingency has occurred which materially and adversely affects the London Interbank Eurodollar Market at which Holder prices loans on the date on which the LIBOR Rate is determined by Holder as set forth above, or (ii) at any time Holder shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the Loan has been made impracticable or unlawful by compliance by Holder in good faith with any applicable law, regulation or guideline or interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); then, and in any such event, Holder may notify Borrower of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of Holder to charge interest to Borrower at the LIBOR Rate shall be suspended until Holder shall have later notified Borrower of Holder's determination in good faith (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

     1.7 Treasury Rate. If Holder notifies Borrower of a determination under Section 1.6 hereof, the LIBOR Rate shall automatically be converted to the Treasury Rate as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date). "Treasury Rate" shall mean a rate equal to the "Index" of the weekly average yield on United
States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board 45 days prior to each Rate Adjustment Date (the "Yield"), plus or minus, as the case may be, the difference between the Yield and the last available LIBOR Rate (stated as a number out to five decimal places).

     1.8  Increased Cost and Reduced Return.

          (a) If on or after the date hereof, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Holder with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall subject Holder to any tax, duty or other charge with respect to the Loan, or shall change the basis of taxation of payments to Holder of the principal of or interest on the Loan or any other amounts due under the Notes or in respect of the Loan or its obligation to make the Loan (except for changes in the rate of tax on the overall net income of the Holder) and the result of the foregoing is to increase the cost to Holder of making or maintaining the Loan, or to reduce the amount of any sum received or receivable by Holder under this Note with respect thereto, by an amount reasonably deemed by Holder to be material, then, within fifteen days after demand by Holder, Borrower shall pay to Holder such additional amount or amounts as will compensate Holder for such increased cost or reduction.

          (b) Holder will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Holder to compensation pursuant to this Section. A certificate of Holder claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and evidence reasonably substantiating Holder's claim for compensation shall be conclusive in the absence of manifest error. In determining such amount, Holder may use any reasonable averaging and attribution methods.

     Section 2. Interest Payments. Commencing on August 1, 1998, and continuing on the first day of each calendar month thereafter through and including the Maturity Date (as defined below), interest shall be due and payable by Borrower to Holder hereunder in arrears at the applicable LIBOR Rate (or the Treasury Rate, if applicable) determined as of the immediately preceding Rate Adjustment Date, on the then outstanding principal balance of the Loan. Lender will use its best efforts to deliver to Borrower prior to the first of each month an invoice which sets forth the amount of interest due to Lender.

     Section 3. Application of Payments. Payments made by Borrower on account hereof shall be applied first toward any Late Fees (as defined below) or other fees and charges due hereunder, second toward payment of any interest due at the Default Rate, third toward payment of any interest due at the then applicable LIBOR Rate set forth in Section 1.4 hereof (or the Treasury
Rate, if applicable), and fourth toward payment of principal. Notwithstanding the foregoing, if any advances made by Holder under the terms of any instruments securing this Note have not been repaid, any payments made may, at the option of Holder, be applied first to repay such advances, and interest thereon, with the balance, if any, applied as set forth in the preceding sentence.

     Section 4. Maturity Date. Anything in this Note to the contrary notwithstanding, the entire unpaid balance of the principal amount thereof and all interest accrued thereon (including, without limitation, interest accruing at the Default
Rate), all Late Fees (hereinafter defined) and all other amounts due hereunder and under any other instrument or document evidencing or securing the Loan which has been executed by Borrower and/or others and by or in favor of Holder (collectively, the "Loan Documents"), shall, unless sooner paid, and except to the extent that payment thereof is sooner demanded in accordance with the terms of the Loan Documents, be and become due and payable on December 1, 2000 (the "Maturity Date").

     Section 5. Prepayment. Prepayment of the Loan in full or in part shall be permitted only in accordance with the Loan Agreement (the "Loan Agreement") dated as of March 31, 1998 by and between Montgomery CV Realty L.P., as borrower, Century Plaza Associates, L.P. and CV Reit, Inc., as guarantors (each a "Guarantor") and Holder, as the Loan Agreement may be amended, supplemented, replaced or otherwise modified from time to time.

     Section 6. Method of Payment. All payments to be made under this Note shall be paid directly to Holder in lawful tender of the United States of America. Each such payment shall be paid by 1:00 p.m. at Horsham, Pennsylvania, time on the date such payment is due, except if such date is not a business day such payment shall then be due on the first business day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 1:00 p.m. Horsham, Pennsylvania, time shall be deemed to have been received on the immediately following business day for all purposes, including, without limitation, the accrual of interest on principal.

     Section 7. Security. The debt evidenced by this Note is secured by, among other things, a Mortgage and Security Agreement (the "Mortgage") of even date herewith and intended to be recorded in the office of the Recorder of Deeds for Burlington County, New Jersey by and between Borrower and Holder, covering all of that real property in such county which is described in Exhibit A thereto (the "Property"), and other property, as more particularly described therein, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

     Section 8.  Default.

     8.1  Events of Default.

          The entire outstanding principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Mortgage, the Loan Documents and this Note (all such sums hereinafter collectively referred to as the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Holder if any payment required under this Note is not paid within ten (10) days of the date when due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Mortgage or the Loan Documents (hereinafter each an "Event of Default"). Time is of the essence in this Note, the Mortgage and the Loan Documents. All of the terms, covenants and conditions contained in the Mortgage and the Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that Holder employs counsel to collect the Debt or to protect or foreclose the security hereof, Borrower also agrees to pay on demand all costs of collection incurred by Holder, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

          Borrower does hereby agree that upon the occurrence of an Event of Default which is not cured within any applicable grace or notice period, or upon the failure of Borrower to pay the Debt in full on the Maturity Date, Holder shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at the Default Rate. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt. This charge shall be added to the Debt, and shall be deemed secured by the Mortgage. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Holder by reason of the occurrence of any Event of Default. In the event the Default Rate would otherwise exceed the maximum rate permitted by applicable law, the Default Rate shall be the maximum rate permitted by applicable law.

     8.2 No Impairment of Rights; Premium Due. Nothing in this Section shall be deemed in any way to alter or impair any right which Holder has under this Note or the Mortgage, or any of the other Loan Documents or at law or in equity, to accelerate such debt on the occurrence of any Event of Default provided herein or therein, whether or not relating to this Note. Upon the acceleration of this Note because of an Event of Default, Holder shall be entitled to receive, in addition to all other amounts due Holder, the Exit Fee (as defined in the Loan Agreement).

     8.3 Late Fees. Without limiting the generality of the foregoing provisions of this Section, if any sum payable under this Note is not paid within ten (10) days after the date on which it becomes due and payable, Borrower shall thereupon automatically become obligated immediately to pay to Holder a late charge equaling five (5%) percent of the amount of such payment ("Late Fees"), which shall be due and payable immediately thereupon, to defray the expenses incurred by Holder in handling and processing such delinquent payment and to compensate Holder for the loss of the use of such delinquent payment and such amount shall be secured by the Mortgage and the Loan Documents.

     Section 9. Costs of Enforcement. Borrower shall pay to Holder on demand by the latter the amount of any and all expenses incurred by Holder in enforcing its rights hereunder or under the Mortgage and/or the other Loan Documents following an Event of Default, including but not limited to the expense of collecting any amount owed hereunder, and of any and all reasonable attorneys' fees incurred by Holder in connection with such default, whether suit be brought or not, or in protecting the security hereof. Such expenses shall be added to the principal amount hereof, shall be secured by the Mortgage and shall accrue interest at the Default Rate.

     Section 10. Borrower's Waiver of Certain Rights. Borrower hereby waives the exercise of any and all exemption rights which it holds at law or in equity with respect to the debt evidenced by this Note, and of any and all rights which it holds at law or in equity to have or receive any presentment, protest, demand and notice of dishonor, protest, demand and nonpayment as a condition to Holder's exercise of any of its rights under this Note or the Loan Documents.

     Section 11.. Extensions. The Maturity Date and/or any other date by which any payment is required to be made hereunder may be extended by Holder from time to time in the exercise of its sole discretion, without in any way altering or impairing Borrower's liability hereunder.

     Section 12.  General.

     12.1 Applicable Law. This Note shall be given effect and construed by application of the laws of the Commonwealth of Pennsylvania, and any action or proceeding arising hereunder, and each of Holder and Borrower submits (and waives all rights to object) to non-exclusive personal jurisdiction in the Commonwealth of Pennsylvania, for the enforcement of any and all obligations under this Note and the Loan Documents except that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Eastern District of Pennsylvania or any successor federal court having original jurisdiction.

     12.2 Headings. The headings of the Sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

     12.3 Construction. As used herein, (a) the term "person" means a natural person, a trustee, a corporation, a limited liability company, a partnership and any other form of legal entity, and (b) all references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph or subparagraph of this Note.

     12.4 Severability. No determination by any court, governmental body or otherwise that any provision of this Note or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other such provision, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     12.5 No Waiver. Holder shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing. No delay or omission by Holder in exercising any such right (and no allowance by Holder to Borrower of an opportunity to cure a default in performing its obligations hereunder) shall be deemed a waiver of its future exercise. No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right. Further, acceptance by Holder of all or any portion of any sum payable under, or partial performance of any covenant of, this Note, the Mortgage or any of the other Loan Documents, whether before, on, or after the due date of such payment or performance, shall not be a waiver of Holder's right either to require prompt and full payment and performance when due of all other sums payable or obligations due thereunder or hereunder or to exercise any of Holder's rights and remedies hereunder or thereunder.

     12.6 Waiver of Jury Trial; Service of Process; Court Costs. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND HOLDER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS NOTE AND/OR ANY OF THE LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING BUT NOT LIMITED TO CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER AGREES TO PAY ALL COURT COSTS AND REASONABLE ATTORNEY'S FEES INCURRED BY HOLDER IN CONNECTION WITH ENFORCING ANY PROVISION OF THIS NOTE.

     12.7 Offset. Upon the occurrence of an Event of Default, Holder may set-off against any principal and interest owing hereunder, any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, or held by, or in the possession of, Holder, to the credit of or for the account of Borrower, without notice to or consent of Borrower or any Guarantor, provided that Holder shall give subsequent notice to Borrower of any such set-off.

     12.8 Non-Exclusivity of Rights and Remedies. None of the rights and remedies herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy contained herein or in any of the Loan Documents and each and every such right and remedy shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary or desirable by Holder.

     12.9 Incorporation by Reference. All of the agreements, conditions, covenants and provisions contained in each of the Loan Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. Borrower covenants and agrees to keep and perform, or cause to be kept and performed, all such agreements, conditions, covenants and provisions strictly in accordance with their terms.

     12.10 Joint and Several Liability. If Borrower consists of more than one person and/or entity, each such person and/or entity agrees that its liability hereunder is joint and several.

     12.11 Business Purpose. Borrower represents and warrants that the Loan is being obtained solely for the purpose of acquiring or carrying on a business, professional or commercial activity and is not for personal, agricultural, family or household purposes.

     12.12 Interest Limitation. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Loan and other sums due hereunder or any portion thereof at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the Loan and other sums due hereunder or any portion thereof at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

     12.13 Modification. This Note may not be modified, amended, extended, changed, discharged, terminated or waived orally or by any act or failure to act on the part of Borrower or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, extension, change, discharge, termination or waiver is sought.

     12.14 Time of the Essence. Time is strictly of the essence of this Note.


     12.15 Negotiable Instrument. Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note may not otherwise qualify, under applicable law, absent this paragraph, as a negotiable instrument. Borrower agrees that Holder shall have the right to transfer, sell and assign this Note, the Mortgage and the Loan Documents, and the obligations hereunder, provided that Holder shall promptly give Borrower subsequent notice of such transfer, sale or assignment.

     12.16 Interest Rate After Judgment. If judgment is entered against Borrower on this Note, the amount of the judgment entered (which may include principal, interest, fees, Late Fees and costs) shall bear interest at the Default Rate, to be determined on the date of the entry of the judgment.

     12.17 Relationship. Borrower and Holder intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Note or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between Borrower and Holder.

     12.18 Waiver of Automatic Stay. BORROWER HEREBY AGREES THAT, IN CONSIDERATION OF HOLDER'S AGREEMENT TO MAKE THE LOAN AND IN RECOGNITION THAT THE FOLLOWING COVENANT IS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN, IN THE EVENT THAT BORROWER SHALL (I) FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER ANY SECTION OR CHAPTER OF TITLE 11 OF THE UNITED STATES CODE, AS AMENDED ("BANKRUPTCY CODE"), OR SIMILAR LAW OR STATUTE; (II) BE THE SUBJECT OF ANY ORDER FOR RELIEF ISSUED UNDER THE BANKRUPTCY CODE OR SIMILAR LAW OR STATUTE; (III) FILE OR BE THE SUBJECT OF ANY PETITION SEEKING ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS; (IV) HAVE SOUGHT OR CONSENTED TO OR ACQUIESCED IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER, CONSERVATOR, OR LIQUIDATOR; OR (V) BE THE SUBJECT OF AN ORDER, JUDGMENT OR DECREE ENTERED BY ANY COURT OF COMPETENT JURISDICTION APPROVING A PETITION FILED AGAINST ANY BORROWER FOR ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION, OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL OR STATE ACT OR LAW RELATING TO BANKRUPTCY, INSOLVENCY OR RELIEF FOR DEBTORS, THEN, SUBJECT TO COURT APPROVAL, HOLDER SHALL THEREUPON BY ENTITLED AND
BORROWER HEREBY IRREVOCABLY CONSENTS TO, AND WILL NOT CONTEST, AND AGREES TO STIPULATE TO RELIEF FROM ANY AUTOMATIC STAY OR OTHER INJUNCTION IMPOSED BY SECTION 362 OF THE BANKRUPTCY CODE, OR SIMILAR LAW OR STATUTE (INCLUDING, WITHOUT LIMITATION, RELIEF FROM ANY EXCLUSIVE PERIOD SET FORTH IN SECTION 1121 OF THE BANKRUPTCY CODE) OR OTHERWISE, ON OR AGAINST THE EXERCISE OF THE RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO HOLDER AS PROVIDED IN THIS NOTE AND THE LOAN DOCUMENTS, AND AS OTHERWISE PROVIDED BY LAW, AND BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO OBJECT TO SUCH RELIEF.

     12.19     Notices.  All notices or other written
communications hereunder shall be given andbecome effective as provided in the Loan Agreement except that the following addresses shall be used:

     To the Borrower:    Marlton Plaza Associates, L.P.
                         c/o Marlton Plaza LLC
                         Plymouth Plaza
                         580 West Germantown Pike, Suite 200
                         Plymouth Meeting, PA 19462
                         Attn: Chief Financial Officer
                         Telecopy: (610) 834-8110

     With a copy to:     Fox, Rothschild, O'Brien & Frankel, LLP
                         2000 Market Street, Tenth Floor
                         Philadelphia, PA 19103-2150
                         Attn: Stanley S. Cohen, Esquire
                         Telecopy: (215) 299-2150

     To Guarantors:      Montgomery CV Realty L.P.
                         Plymouth Plaza
                         580 West Germantown Pike, Suite 200
                         Plymouth Meeting, PA 19462
                         Attn: Chief Financial Officer
                         Telecopy: (610) 834-8110

                                   and

                         CV Reit, Inc.
                         c/o Hilcoast Development Corp.
                         100 Century Boulevard
                         West Palm Beach, FL 33417
                         Attn: ___________________
                         Telecopy: (561) 640-3160

     With a copy to:     Fox, Rothschild, O'Brien & Frankel, LLP
                         2000 Market Street, Tenth Floor
                         Philadelphia, PA 19103-2150
                         Attn: Stanley S. Cohen, Esquire
                         Telecopy: (215) 299-2150

     If to Lender:       GMAC Commercial Mortgage Corporation
                         650 Dresher Road
                         P.O. Box 1015
                         Horsham, PA 19044
                         Attn: Loan Servicing Department
                         Telecopy: (215) 328-1378






     IN WITNESS WHEREOF, Borrower has executed this Note or caused it to be executed on its behalf by its duly authorized representatives, the day and year first above written, and the obligations under this Note shall be binding upon Borrower's successors and assigns.

                  MARLTON PLAZA ASSOCIATES, L.P.

                  By:    Montgomery CV Realty Trust, a Delaware
                         business trust, its sole general partner

                         By:  /s/ Louis P. Meshon, Sr.

                              Louis P. Meshon, Sr.
                              President



                              EXHIBIT 2.6

                GUARANTY AND SURETYSHIP AGREEMENT

          THIS GUARANTY AND SURETYSHIP AGREEMENT (this
"Guaranty") dated as of the 25th day of June, 1998, made by CV
REIT, INC., a Delaware corporation ("Guarantor") to GMAC
COMMERCIAL MORTGAGE CORPORATION, a California corporation
("Lender"),



                     W I T N E S S E T H :


          WHEREAS, pursuant to a Loan and Credit Facility Agreement dated as of March 31, 1998 between Montgomery CV Realty L.P., a Delaware limited partnership, as borrower ("Montgomery"), Guarantor, Century Plaza Associates, L.P., a Delaware limited partnership ("Century") and Lender (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"), Lender has agreed to make a loan the ("Loan") of $9,300,000 to Marlton Plaza Associates, L.P., a Delaware limited partnership ("Borrower");

          WHEREAS, the Loan is evidenced by Borrower's
$9,3000,000 Note to Lender of even date herewith (as the same may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, the "Note");

          WHEREAS, Guarantor acknowledges receipt of copies of the Loan Agreement, the Note and the other Facility Loan
Documents (as defined in the Loan Agreement); and

          WHEREAS, the execution and delivery by Guarantor of this Guaranty is a condition to Lender's obligation to make the Loan to Borrower pursuant to the Loan Agreement, and Guarantor expects to derive financial benefit from the making of the Loan and other loans by Lender to Borrower;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:

                            ARTICLE I

                            GUARANTEE

1.1 Guaranteed Obligations. Guarantor hereby unconditionally and irrevocably guarantees to Lender and becomes surety to Lender for the due, punctual and full payment and performance of, and covenants with Lender to duly, punctually and fully pay and perform, the following (collectively, the "Guaranteed Obligations"):

               (a) all indebtedness of Borrower to Lender evidenced by the Note and/or incurred under the Loan Agreement, including other loans from Lender to Borrower, both principal and interest, future advances and any refinancing or refunding of any thereof, and all other amounts due or to become due under the Loan Agreement, the Note and the other Facility Loan Documents, and any refinancing or refunding of any thereof, whether now existing or hereafter arising, contracted or incurred; and

               (b) all covenants, agreements, obligations and liabilities of Montgomery under the Loan Agreement, the Note and the other Facility Loan Documents, whether now existing or hereafter arising, contracted or incurred, as and when such payment or performance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Facility Loan Documents.

1.2 Guarantee Unconditional. The obligations of Guarantor hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or
defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

               (a)       any amendment, modification or
supplement to the Loan Agreement, the Note or any other Facility
Loan Document;

               (b) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty, the Loan Agreement, the Note or any other Facility Loan Document (even if any such right, remedy, power or privilege shall be lost thereby), or any waiver, consent, indulgence or other action or inaction in respect thereof;

               (c) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Borrower;

               (d)       any failure to perfect or continue
perfection of, or any release or waiver of, any rights given to Lender in any property as security for the performance of any of the Guaranteed Obligations;

               (e)       any extension of time for payment or
performance of any of the Guaranteed Obligations;

               (f)       the genuineness, validity or
enforceability of the Facility Loan Documents;

               (g)       any limitation of liability of Borrower
contained in any Facility Loan Document;

               (h)       any defense that may arise by reason of
the failure of Lender to file or enforce a claim against the estate of Borrower in any bankruptcy or other proceeding;

               (i)       any voluntary or involuntary
liquidation, dissolution, sale of all or substantially all of the property of Borrower, or any marshalling of assets and liabilities, or other similar proceeding affecting, Borrower or any of its assets;

               (j) the release of Borrower from performance or observance of any of the agreements, covenants, terms or conditions contained in the Facility Loan Documents by operation of law;

               (k)       the failure of Lender to keep Guarantor
advised of Borrower's financial condition, regardless of the existence of any duty to do so; or

               (l)       any other circumstances which might
otherwise constitute a legal or equitable discharge of a guarantor or surety.

No set-off, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Borrower or any Guarantor now has or hereafter may have against Lender, shall be available hereunder to Guarantor against Lender.

1.3 No Notice or Duty to Exhaust Remedies. Guarantor hereby waives diligence, presentment, demand, protest and all notices of any kind, and waives any requirement that Lender exhaust any right or remedy, or proceed first or at any time, against Borrower or any other guarantor of, or any security for, any of the Guaranteed Obligations. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Lender may pursue its rights and remedies under this Guaranty and under the other Facility Loan Documents in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding such other Facility Loan Documents and notwithstanding any action taken by Lender or inaction by Lender to enforce any of its rights or remedies against any other guarantor or any other person, entity, partnership, corporation, limited liability company (a "Person") or property whatsoever.

1.4 SUBORDINATION OF SUBROGATION, ETC. NOTWITHSTANDING ANY PAYMENTS MADE OR OBLIGATIONS PERFORMED BY GUARANTOR BY REASON OF THIS GUARANTY (INCLUDING BUT NOT LIMITED TO APPLICATION OF FUNDS ON ACCOUNT OF SUCH PAYMENTS OR OBLIGATIONS), GUARANTOR HEREBY IRREVOCABLY (A) SUBORDINATES TO THE PRIOR PAYMENT IN FULL OF THE GUARANTEED OBLIGATIONS ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO ASSERT ANY CLAIM AGAINST BORROWER OR ANY
     OTHER PERSON, OR AGAINST ANY DIRECT OR INDIRECT SECURITY, ON ACCOUNT OF PAYMENTS MADE OR OBLIGATIONS PERFORMED UNDER
     OR PURSUANT TO THIS GUARANTY, INCLUDING WITHOUT LIMITATION ANY AND ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNITY, AND (B) WAIVES AND RELEASES ANY RIGHTS IT MAY HAVE AT ANY TIME TO REQUIRE THE MARSHALING OF ANY ASSETS OF BORROWER, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM PAYMENTS MADE OR OBLIGATIONS PERFORMED UNDER OR PURSUANT TO THIS GUARANTY, AND ANY AND ALL RIGHTS THAT WOULD RESULT IN GUARANTOR
     BEING DEEMED A "CREDITOR" UNDER THE UNITED STATES BANKRUPTCY CODE OF BORROWER OR ANY OTHER PERSON.


                            ARTICLE II

                            COVENANTS

2.1    Covenants.  Guarantor hereby covenants to Lender that:

               (i)  Promptly upon becoming aware thereof,
Guarantor shall give Lender notice of (i) the commencement, existence or threat of any proceeding by or before any governmental authority against or affecting Guarantor which, if adversely decided, would have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of Guarantor or on its ability to perform its obligations hereunder or (ii) any material adverse change in the business, operations, condition (financial or otherwise) or prospects of Guarantor.

               (ii)  Guarantor shall permit such Persons as
Lender may designate to examine Guarantor's books and records and take copies and extracts therefrom and to discuss the affairs of Guarantor with its officers, employees and independent accountants at such times and as often as Lender may reasonably request. Guarantor hereby authorizes such officers, employees and independent accountants to discuss with Lender the affairs of Guarantor.

               (iii)  If Guarantor is a corporation or
partnership, Guarantor shall not dissolve, merge or consolidate with any other Person or sell, transfer or otherwise dispose of all or a substantial part of its assets, and shall continue to engage in its business substantially as currently conducted and operated and shall not engage in any other business.


                           ARTICLE III

                          MISCELLANEOUS

3.1 Effect Of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar Law, all as though such payment had not been made. If an Event of Default (as defined in the Loan Agreement) at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to any of the Facility Loan Documents shall at such time be prevented by reason of the pendency against Borrower of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, such Facility Loan Documents shall be deemed to have been declared in default or accelerated with the same effect as if such Facility Loan Documents had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay the Guaranteed Obligations in full without further notice or demand.

3.2 Lender's Right of Set-Off. If an Event of Default shall occur, Lender shall have the right, in addition to all other rights and remedies available to it, to set-off against and to appropriate and apply to the unpaid balance of the Guaranteed Obligations any debt owing to, and any other funds held in any manner for the account of Guarantor by Lender or such holder, including without limitation all funds in all deposit accounts (general or special) now or hereafter maintained by Guarantor with Lender or such holder. Such right shall exist whether or not Lender or any such holder shall have made any demand under this Guaranty or any other Facility Loan Document and whether or not the Guaranteed Obligations are matured or unmatured. Guarantor hereby confirms the foregoing arrangements and each such holder's and the Lender's right of banker's lien and set-off and nothing in this Guaranty or any other Facility Loan Document shall be deemed any waiver or prohibition of any such holder's or of Lender's right of banker's lien or set-off.

3.3 Further Assurances. From time to time upon the request of Lender, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Lender may deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Lender to enforce any of its rights hereunder.

3.4 Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

3.5 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Guaranty or any other Facility Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Guaranty are cumulative and not exclusive of any rights or remedies which Lender would otherwise have under the other Facility Loan Documents, at law or in equity.

3.6 Notices. All notices, requests, demands, directions and other communications under the provisions of this Guaranty shall be sent and deemed given in accordance with Section 11.6 of the Loan Agreement, except that the following addresses shall be used:

     To Guarantor:       CV Reit, Inc.
                         c/o Hilcoast Development Corp.
                         100 Century Boulevard
                         West Palm Beach, FL 33417
                         Telecopy: (561) 640-3160

     with a copy to:     Fox, Rothschild, O'Brien & Frankel, LLP
                         2000 Market Street, Tenth Floor
                         Philadelphia, PA 19103-3291
                         Attn: Stanley S. Cohen, Esquire
                         Telecopy: (215) 299-2150

     To Borrower:        Marlton Plaza Associates, L.P.
                         c/o Marlton Plaza LLC
                         580 West Germantown Pike, Suite 200
                         Plymouth Meeting, PA 19462
                         Attn: Chief Financial Officer
                         Telecopy: (610) 834-8110

     with a copy to:     Fox, Rothschild, O'Brien & Frankel, LLP
                         2000 Market Street, Tenth Floor
                         Philadelphia, PA 19103-3291
                         Attn: Stanley S. Cohen, Esquire
                         Telecopy: (215) 299-2150

3.7 Expenses. Guarantor agrees to pay or cause to be paid and to save Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Lender, incurred by Lender from time to time arising in connection with Lender's enforcement or preservation of rights under this Guaranty, including but not limited to such expenses as may be incurred by Lender in connection with any default by Guarantor of any of its obligations hereunder.

3.8 Survival. All obligations of Guarantor to make payments under Sections 3.01 or 3.07 hereof or to indemnify Lender (including indemnities by Borrower of Lender under the Facility Loan Documents) shall survive the payment and performance in full of the Guaranteed Obligations.

3.9 Jurisdiction; Etc. Guarantor irrevocably (a) agrees that Lender may bring suit, action or other legal proceedings arising out of this Guaranty in the courts of the State of New Jersey or the courts of the United States for the District of New Jersey; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which such Guarantor may have to the laying of the venue of any such suit, action or proceeding in any of such courts; and (d) waives any right Guarantor may have to a jury trial in connection with any such suit, action or proceeding.

3.10 Severability. If any term or provision of this Guaranty or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

3.11 Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

3.12 Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New
     Jersey.

3.13 Successors and Assigns. This Guaranty shall bind Guarantor and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.


     IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.


                              CV REIT, INC.


                              By:  /s/ Louis P. Meshon, Sr.

                                   Louis P. Meshon, Sr.
                                   President





                           EXHIBIT 2.7

                GUARANTY AND SURETYSHIP AGREEMENT

          THIS GUARANTY AND SURETYSHIP AGREEMENT (this
"Guaranty") dated as of the 25th day of June, 1998, made by MONTGOMERY CV REALTY L.P., a Delaware limited partnership
("Guarantor") to GMAC COMMERCIAL MORTGAGE CORPORATION, a
California corporation ("Lender"),


                      W I T N E S S E T H :


          WHEREAS, pursuant to a Loan and Credit Facility Agreement dated March 31, 1998 between Guarantor, as borrower, Century Plaza Associates, L.P., a Delaware limited partnership ("Century"), CV Reit, Inc., a Delaware corporation ("Reit") , and Lender (as amended, modified or supplemented from time to time, the "Loan Agreement"), Lender has agreed to make a loan of $9,300,000 (the "Loan") to Marlton Plaza Associates, L.P., a Delaware limited partnership ("Borrower");

          WHEREAS, the Loan is evidenced by Borrower's $9,300,000
Note to Lender of even date herewith (as the same may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, the "Note");


          WHEREAS, Guarantor acknowledges receipt of copies of the Loan Agreement, the Note and the other Facility Loan
Documents (as defined in the Loan Agreement); and

          WHEREAS, the execution and delivery by Guarantor of this Guaranty is a condition to Lender's obligation to make the Loan to Borrower pursuant to the Loan Agreement, and Guarantor expects to derive financial benefit from the making of the Loan by Lender to Borrower;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:



                            ARTICLE I

                            GUARANTEE

1.1 Guaranteed Obligations. Guarantor hereby unconditionally and irrevocably guarantees to Lender and becomes surety to Lender for the due, punctual and full payment and performance of, and covenants with Lender to duly, punctually and fully pay and perform, the following
     (collectively, the "Guaranteed Obligations"):

               (a) all indebtedness of Borrower to Lender evidenced by the Note and/or incurred under the Loan Agreement, including other loans from Lender to Borrower, both principal and interest, future advances and any refinancing or refunding of any thereof, and all other amounts due or to become due under the Loan Agreement, the Note and the other Facility Loan Documents, and any refinancing or refunding of any thereof, whether now existing or hereafter arising, contracted or incurred; and

               (b) all covenants, agreements, obligations and liabilities of Guarantor under the Loan Agreement, the Note and the other Facility Loan Documents, whether now existing or hereafter arising, contracted or incurred, as and when such payment or performance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Facility Loan Documents.

1.2 Guarantee Unconditional. The obligations of Guarantor hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

               (a)       any amendment, modification or
supplement to the Loan Agreement, the Note or any other Facility
Loan Document;

               (b) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty, the Loan Agreement, the Note or any other Facility Loan Document (even if any such right, remedy, power or privilege shall be lost thereby), or any waiver, consent, indulgence or other action or inaction in respect thereof;

               (c) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Borrower;

               (d)       any failure to perfect or continue
perfection of, or any release or waiver of, any rights given to
Lender in any property as security for the performance    of any
of the Guaranteed Obligations;

               (e)       any extension of time for payment or
performance of any of the Guaranteed Obligations;

               (f)       the genuineness, validity or
enforceability of the Facility Loan Documents;

               (g)       any limitation of liability of Borrower
contained in any Facility Loan Document;

               (h)       any defense that may arise by reason of
the failure of Lender to file or enforce a claim against the estate of Borrower in any bankruptcy or other proceeding;

               (i)       any voluntary or involuntary
liquidation, dissolution, sale of all or substantially all of the property of Borrower, or any marshalling of assets and liabilities, or other similar proceeding affecting, Borrower or any of its assets;

               (j) the release of Borrower from performance or observance of any of the agreements, covenants, terms or conditions contained in the Facility Loan Documents by operation of law;

               (k)       the failure of Lender to keep Guarantor
advised of Borrower's financial condition, regardless of the existence of any duty to do so; or

               (l)       any other circumstances which might
otherwise constitute a legal or equitable discharge of a guarantor or surety.


No set-off, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Borrower or any Guarantor now has or hereafter may have against Lender, shall be available hereunder to Guarantor against Lender.

1.3 No Notice or Duty to Exhaust Remedies. Guarantor hereby waives diligence, presentment, demand, protest and all notices of any kind, and waives any requirement that Lender exhaust any right or remedy, or proceed first or at any time, against Borrower or any other guarantor of, or any security for, any of the Guaranteed Obligations. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Lender may pursue its rights and remediesunder this Guaranty and under the other Facility Loan Documents in whatever order, or collectively, and shall be entitled to payment and performance hereundernotwithstanding such other Facility Loan Documents and notwithstanding any action taken by Lender or inaction by Lender to enforce any of its rights or remedies against any other guarantor or any other person, entity, partnership, corporation, limited liability company (a "Person") or property whatsoever.

1.4 SUBORDINATION OF SUBROGATION, ETC. NOTWITHSTANDING ANY PAYMENTS MADE OR OBLIGATIONS PERFORMED BY GUARANTOR BY REASON OF THIS GUARANTY (INCLUDING BUT NOT LIMITED TO APPLICATION OF FUNDS ON ACCOUNT OF SUCH PAYMENTS OR OBLIGATIONS), GUARANTOR HEREBY IRREVOCABLY (A) SUBORDINATES TO THE PRIOR PAYMENT IN FULL OF THE GUARANTEED OBLIGATIONS ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO ASSERT ANY CLAIM AGAINST BORROWER OR ANY
     OTHER PERSON, OR AGAINST ANY DIRECT OR INDIRECT SECURITY, ON ACCOUNT OF PAYMENTS MADE OR OBLIGATIONS PERFORMED UNDER
     OR PURSUANT TO THIS GUARANTY, INCLUDING WITHOUT LIMITATION ANY AND ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNITY, AND (B) WAIVES AND RELEASES ANY RIGHTS IT MAY HAVE AT ANY TIME TO REQUIRE THE MARSHALING OF ANY ASSETS OF BORROWER, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM PAYMENTS MADE OR OBLIGATIONS PERFORMED UNDER OR PURSUANT TO THIS GUARANTY, AND ANY AND ALL RIGHTS THAT WOULD RESULT IN GUARANTOR
     BEING DEEMED A "CREDITOR" UNDER THE UNITED STATES BANKRUPTCY CODE OF BORROWER OR ANY OTHER PERSON.


                            ARTICLE II

                            COVENANTS

2.1    Covenants.  Guarantor hereby covenants to Lender that:

               (i)  Promptly upon becoming aware thereof,
Guarantor shall give Lender notice of (i) the commencement, existence or threat of any proceeding by or before any governmental authority against or affecting Guarantor which,if adversely decided, would have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of Guarantor or on its ability to perform itsobligations hereunder or (ii) any material adverse change in the business, operations, condition (financial or otherwise) or prospects of Guarantor.

               (ii)  Guarantor shall permit such Persons as
Lender may designate to examine Guarantor's books and records and take copies and extracts therefrom and to discuss the affairs of Guarantor with its officers, employees and independent accountants at such times and as often as Lender may reasonably request. Guarantor hereby authorizes such officers, employees and independent accountants to discuss with Lender the affairs of Guarantor.

               (iii)  If Guarantor is a corporation or
partnership, Guarantor shall not dissolve, merge or consolidate with any other Person or sell, transfer or otherwise dispose of all or a substantial part of its assets, and shall continue to engage in its business substantially as currently conducted and operated and shall not engage in any other business.

                           ARTICLE III

                          MISCELLANEOUS

3.1 Effect Of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar Law, all as though such payment had not been made. If an Event of Default (as defined in the Loan Agreement) at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to any of the Facility Loan Documents shall at such time be prevented by reason of the pendency against Borrower of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, such Facility Loan Documents shall be deemed to have been declared in default or accelerated with the same effect as if such Facility Loan Documents had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay the Guaranteed Obligations in full without further notice or demand.

3.2 Lender's Right of Set-Off. If an Event of Default shall occur, Lender shall have the right, in addition to all other rights and remedies available to it, to set-off against and to appropriate and apply to the unpaid balance of the Guaranteed Obligations any debt owing to, and any other funds held in any manner for the account of Guarantor by Lender or such holder, including without limitation all funds in all deposit accounts (general or special) now or hereafter maintained by Guarantor with Lender or such holder. Such right shall exist whether or not Lender or any such holder shall have made any demand under this Guaranty or any other Facility Loan Document and whether or not the Guaranteed Obligations are matured or unmatured. Guarantor hereby confirms the foregoing arrangements and each such holder's and the Lender's right of banker's lien and set-off and nothing in this Guaranty or any other Facility Loan Document shall be deemed any waiver or prohibition of any such holder's or of Lender's right of banker's lien or set-off.

3.3 Further Assurances. From time to time upon the request of Lender, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Lender may deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Lender to enforce any of its rights hereunder.

3.4 Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

3.5 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Lender in exercising any right, power or privilege under this Guaranty or any other Facility Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Lender under this Guaranty are cumulative and not exclusive of any rights or remedies which Lender would otherwise have under the other Facility Loan Documents, at law or in equity.

3.6 Notices. All notices, requests, demands, directions and other communications under the provisions of this Guaranty shall be sent and deemed given in accordance with Section 11.6 of the Loan Agreement, except that the following addresses shall be used:

          To Guarantor:  Montgomery CV Realty L.P.
                         Plymouth Plaza
                         580 West Germantown Pike, Suite 200
                         Plymouth Meeting, PA 19462
                         Attn: Chief Financial Officer
                         Telecopy: (610) 834-8110

     with a copy to:     Fox, Rothschild, O'Brien & Frankel, LLP
                         2000 Market Street, Tenth Floor
                         Philadelphia, PA 19103-3291
                         Attn: Stanley S. Cohen, Esquire
                         Telecopy: (215) 299-2150

          To Borrower:   Marlton Plaza Associates, L.P.
                         c/o Marlton Plaza LLC
                         580 West Germantown Pike, Suite 200
                         Plymouth Meeting, PA 19462
                         Attn: Chief Financial Officer
                         Telecopy: (610) 834-8110

     with a copy to:     Fox, Rothschild, O'Brien & Frankel, LLP
                         2000 Market Street, Tenth Floor
                         Philadelphia, PA 19103-3291
                         Attn: Stanley S. Cohen, Esquire
                         Telecopy: (215) 299-2150

3.7 Expenses. Guarantor agrees to pay or cause to be paid and to save Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Lender, incurred by Lender from time to time arising in connection with Lender's enforcement or preservation of rights under this Guaranty, including but not limited to such expenses as may be incurred by Lender in connection with any default by Guarantor of any of its obligations hereunder.

3.8 Survival. All obligations of Guarantor to make payments under Sections 3.01 or 3.07 hereof or to indemnify Lender
(including indemnities by Borrower of Lender under the Facility
Loan Documents) shall survive the payment and performance in full of the Guaranteed Obligations.

3.9 Jurisdiction; Etc. Guarantor irrevocably (a) agrees that Lender may bring suit, action or other legal proceedings arising out of this Guaranty in the courts of the State of New Jersey or the courts of the United States for the District of New Jersey; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding;
(c) waives any objection which such Guarantor may have to the laying of the venue of any such suit, action or proceeding in any of such courts; and (d) waives any right Guarantor may have to a jury trial in connection with any such suit, action or proceeding.

3.10 Severability. If any term or provision of this Guaranty or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

3.11 Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

3.12 Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

3.13   Successors and Assigns.  This Guaranty shall bind
Guarantor and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.


          IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

                  MONTGOMERY CV REALTY, L.P.

                  By:    Montgomery CV Realty Trust, a Delaware
                         business trust, its sole general partner


                         By: /s/ Louis P. Meshon, Sr.

                              Louis P. Meshon, Sr.
                              President